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                                                                    EXHIBIT 99.2

                      SENIOR SUBORDINATED NOTE AND WARRANT
                               PURCHASE AGREEMENT



                          Dated as of November 13, 2000



                                     between

                           KELLSTROM INDUSTRIES, INC.



                                       AND

                         KEY PRINCIPAL PARTNERS, L.L.C.

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                               TABLE OF CONTENTS

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         TITLE                                                                                                 PAGE
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
         ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION.............................................................1

            Section 1.1             DEFINITIONS...................................................................1
            Section 1.2             CERTAIN RULES OF CONSTRUCTION................................................13

         ARTICLE II THE PURCHASE AND SALE; TERMS.................................................................14

            Section 2.1             COMMITMENTS..................................................................14
            Section 2.2             THE CLOSING..................................................................14
            Section 2.3             MATURITY OF LOANS............................................................14
            Section 2.4             NOTES........................................................................15
            Section 2.5             INTEREST.....................................................................15
            Section 2.6             FEES.........................................................................16
            Section 2.7             PREPAYMENTS..................................................................16
            Section 2.8             GENERAL PROVISIONS AS TO PAYMENTS............................................18
            Section 2.9             TAXES ON PAYMENTS............................................................18

         ARTICLE III CONDITIONS..................................................................................19

            Section 3.1             THE CLOSING..................................................................19

         ARTICLE IV REPRESENTATIONS AND WARRANTIES...............................................................20

            Section 4.1             CORPORATE EXISTENCE AND POWER................................................20
            Section 4.2             AUTHORIZATION; NO CONTRAVENTION..............................................20
            Section 4.3             BINDING EFFECT...............................................................21
            Section 4.4             FINANCIAL INFORMATION........................................................21
            Section 4.5             LITIGATION...................................................................21
            Section 4.6             COMPLIANCE WITH ERISA........................................................21
            Section 4.7             TAXES........................................................................21
            Section 4.8             COMPLIANCE WITH LAWS.........................................................21
            Section 4.9             NOT A REGULATED ENTITY.......................................................22
            Section 4.10            NO DEFAULTS..................................................................22
            Section 4.11            FRANCHISES, LICENSES, ETC....................................................22
            Section 4.12            FULL DISCLOSURE..............................................................22
            Section 4.13            MARGIN REGULATIONS...........................................................22
            Section 4.14            TITLE TO PROPERTY............................................................22
            Section 4.15            EVENTS OF DEFAULT............................................................23
            Section 4.16            SUBSIDIARIES.................................................................23
            Section 4.17            EMPLOYMENT AND MANAGEMENT AGREEMENTS.........................................23
            Section 4.18            CAPITALIZATION...............................................................23
            Section 4.19            LABOR MATTERS................................................................23
            Section 4.20            DELIVERY OF DOCUMENTS; ACCURACY OF WARRANTIES................................23
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
         ARTICLE V COVENANTS.....................................................................................24

            Section 5.1             INFORMATION..................................................................24
            Section 5.2             FINANCIAL CONDITION..........................................................26
            Section 5.3             DEBT.........................................................................27
            Section 5.4             LIENS........................................................................28
            Section 5.5             INTENTIONALLY NOT USED.......................................................29
            Section 5.6             PAYMENT OF OBLIGATIONS.......................................................29
            Section 5.7             MAINTENANCE OF PROPERTY; INSURANCE...........................................29
            Section 5.8             INSPECTION OF PROPERTY, BOOKS AND RECORDS....................................30
            Section 5.9             CONDUCT OF BUSINESS; SUBSIDIARIES; LEGAL COMPLIANCE..........................30
            Section 5.10            CONSOLIDATIONS, MERGERS AND SALES OF ASSETS..................................30
            Section 5.11            RESTRICTED PAYMENTS..........................................................32
            Section 5.12            LIMITATIONS ON INVESTMENTS...................................................32
            Section 5.13            FISCAL YEAR; ACCOUNTING PRACTICES............................................32
            Section 5.14            TRANSACTIONS WITH AFFILIATES.................................................32
            Section 5.15            CAPITAL EXPENDITURES.........................................................32
            Section 5.16            USE OF PROCEEDS..............................................................32
            Section 5.17            NOTE PURCHASE PROHIBITION....................................................32
            Section 5.18            SENIOR DEBT..................................................................33
            Section 5.19            GUARANTORS...................................................................33
            Section 5.20            JUNIOR SUBORDINATED DEBT.....................................................33
            Section 5.21            TRANSACTIONS WITH AVIATION SALES COMPANY.....................................33
            Section 5.22            BOARD OBSERVATION............................................................33

         ARTICLE VI DEFAULTS.....................................................................................33

            Section 6.1             DEFAULTS.....................................................................33
            Section 6.2             RESCISSION OF ACCELERATION...................................................35

         ARTICLE VII SUBORDINATION PROVISIONS....................................................................36

            Section 7.1             SUBORDINATION UPON BANKRUPTCY OR INSOLVENCY..................................36
            Section 7.2             SUBORDINATION UPON DEFAULT OR ACCELERATION OF Senior Debt....................37
            Section 7.3             LENDERS' RIGHTS AND REMEDIES.................................................39
            Section 7.4             PREPAYMENTS..................................................................39
            Section 7.5             SUBROGATION TO RIGHTS OF SENIOR DEBT HOLDERS.................................40
            Section 7.6             NO WAIVER OF SUBORDINATION PROVISIONS........................................40
            Section 7.7             NOTICES AND PAYMENTS TO REPRESENTATIVES......................................41
            Section 7.8             RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT...............41
            Section 7.9             PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.................................42
            Section 7.10            INFORMATION AS TO SUBORDINATION..............................................42
            Section 7.11            EFFECT OF FAILURE TO PAY LOAN................................................42
            Section 7.12            SPECIFIC PERFORMANCE.........................................................42
            Section 7.13            SECURITY INTERESTS AND LIENS.................................................42
            Section 7.14            LEGEND.......................................................................43
            Section 7.15            RELIANCE.....................................................................43
            Section 7.16            AMENDMENTS...................................................................43
            Section 7.17            GUARANTIES...................................................................44
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
         ARTICLE VIII MISCELLANEOUS..............................................................................44

            Section 8.1             NOTICES......................................................................44
            Section 8.2             NO WAIVERS; RIGHTS AND REMEDIES CUMULATIVE...................................44
            Section 8.3             EXPENSES; INDEMNIFICATION....................................................44
            Section 8.4             SHARING OF RECOVERIES........................................................45
            Section 8.5             AMENDMENTS AND WAIVERS.......................................................45
            Section 8.6             SUCCESSORS AND ASSIGNS.......................................................45
            Section 8.7             OBLIGATIONS OF LENDERS ARE SEVERAL...........................................46
            Section 8.8             GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF TRIAL BY JURY...............46
            Section 8.9             COUNTERPARTS; TELEFACSIMILE SIGNATURES.......................................47
            Section 8.10            CONFIDENTIALITY..............................................................47
            Section 8.11            ENTIRE AGREEMENT.............................................................48

         SCHEDULES

             Schedule 1             Employment Agreements
             Schedule 2             Equity Interests
             Schedule 3             Pending Litigation
             Schedule 4             Permitted Debt
             Schedule 5             Permitted Liens
             Schedule 6             Subsidiaries

         EXHIBITS

             Exhibit A              Compliance Certificate
             Exhibit B              Warrant
             Exhibit C              Note
             Exhibit D              Company's Counsel Opinion
             Exhibit E              Guaranty

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         This SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT, dated as of November 13, 2000, is between KELLSTROM INDUSTRIES, INC., a Delaware corporation ("Company") and KEY PRINCIPAL PARTNERS, L.L.C. ("KPP").

         The parties hereto agree as follows:

                  ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION

         Section 1.1 Definitions. As used herein:

         "ACCREDITED INVESTOR" has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

         "ACTION" means (a) the acceleration of the maturity of the Subordinated Obligations, (b) the exercise of any and all remedies permitted by this Agreement, the Notes, any other Loan Document or applicable law upon default under this Agreement or the Notes, (c) the commencement of any other action or proceeding to recover any amounts due or to become due with respect to the Subordinated Obligations, (d) the assertion of any right of offset or setoff with respect to the Subordinated Obligations, or (e) petitioning for or otherwise joining in, as a holder of the Subordinated Obligations, the commencement of any case involving the Company or any Subsidiary under any state or federal bankruptcy or insolvency laws or, in the capacity as such a holder, seeking the appointment of a receiver, trustee, liquidator or similar Person for the affairs or property of the Company or any Subsidiary.

         "ADJUSTED NET WORTH" means the Consolidated Net Worth of the Company and its Subsidiaries less the amount included therein for any amounts due from Affiliates.

         "AFFILIATE" means, as to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition: (a) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise; and (b) beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or warrants or other rights to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to constitute control of such Person.

         "AGREEMENT" means this Senior Subordinated Note and Warrant Agreement.

         "AIRFRAME INVENTORY" means Inventory owned directly or beneficially by the Company or any of its Subsidiaries or a Trust consisting of an airframe (excluding all engines), but including any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of any nature, so long as they are incorporated or installed in or attached to the airframe.

         "APPROVED EMPLOYEE BENEFITS" means compensation payable under the employment and consulting agreements disclosed in the SCHEDULE OF EMPLOYMENT AGREEMENTS as such agreements are in effect on the Closing Date.

         "ASSIGNEE" has the meaning set forth in SECTION 8.06(c).

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         "AVS TRANSACTION" means the acquisition by the Company and/or one or more joint ventures in which the Company is an equity participant of substantially all of the parts business of Aviation Sales Company.

         "BANKRUPTCY CODE" means The Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101-1330), as amended from time to time, and any successor statute.

         "BASE FINANCIAL PROJECTIONS" means the initial financial projections of the Company, previously delivered to the Lenders and dated November, 2000.

         "BASE FINANCIALS" means the consolidated balance sheet of the Company as of December 31, 1999, and the Company's related consolidated statements of income, shareholders' equity, and cash flows for the fiscal year then ended, reported on by KPMG, Inc.

         "BUSINESS DAY" means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York, or Cleveland, Ohio are authorized by law to close.

         "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank, organized under the laws of the United States of America or any state thereof or the District of Columbia, having combined capital and surplus of not less than $100,000,000 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and (d) repurchase agreements of any of the items identified in (a) through (c) above.

         "CHANGE IN CONTROL" means that (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Exchange Act) of 25% or more of the outstanding shares of voting stock (stock entitled to vote for election of directors excluding rights subject to a contingency) of the Company, (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company, as the case may be, then in office, or (iii) a "Change in Control" as defined in the Indentures relating to the Convertible Subordinated Notes occurs.

         "CLOSING DATE" means has the meaning set forth in SECTION 2.2.

         "COMMISSION" means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

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         "COMMITMENT" means, as to any Lender, the obligation of such Lender to purchase Notes from the Company and a Warrant from the Company for an aggregate purchase price not exceeding the amount set forth below such Lender's name on the signature pages hereof under the caption "Commitment."

         "COMMON STOCK" means the Company's currently authorized common stock, no par value, and stock of any other class or other consideration into which such currently authorized common stock may hereafter have been changed.

         "COMPANY" has the meaning set forth in the introduction to this Agreement.

         "COMPLIANCE CERTIFICATE" means a certificate (with all attachments thereto) in the form of Exhibit A, with such changes, if any, as the Required Lenders shall have approved.

         "CONSOLIDATED" means, when used with reference to any financial term in this Agreement, the aggregate for the Company and its Subsidiaries of the amounts signified by such term determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than Permitted Acquisitions) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years, excluding, however, Airframe Inventory or Engine Inventory.

         "CONSOLIDATED INTEREST AND DIVIDEND COVERAGE RATIO" for any four fiscal quarter period, means the ratio of (a) Consolidated EBITDA for such period to
(b) the sum of (i) Consolidated Interest Expense for such period, plus (ii) capitalized interest for such period, plus (iii) all cash dividends accrued or paid on capital stock of the Company during such period.

         "CONTINGENT OPTIONS" means the options listed in the column designated as "Contingent Options" in Part B of the Schedule of Equity Interests.

         "CONVERTIBLE SECURITIES" means any stock or securities, other than Options, convertible into or exchangeable for Common Stock.

         "CONVERTIBLE SUBORDINATED NOTES" means those certain $54,000,000 5.75% Convertible Subordinated Notes due 2002, as more particularly described in that certain Indenture dated as of October 10, 1997, by and between the Company and First Union National Bank, as trustee, and those certain $86,250,000 5.5% Convertible Subordinated Notes due 2003, as more particularly described in that certain Indenture dated as of June 17, 1998, by and between the Company and First Union National Bank, as trustee.

         "CREDIT PARTIES" means the Company and the Guarantors.

         "DEBT" means, as to any Person at any date, without duplication of amounts and without regard to whether matured or unmatured, absolute or contingent: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of assets or services, except trade accounts payable arising in the ordinary course of business which are not more than 90 days past due and which are not more than 120 days past invoice date; (d) all obligations of such Person as lessee under capital leases; (e) all obligations

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of such Person to reimburse or prepay any Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (f) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (g) all obligations of such Person in connection with any agreement to purchase, redeem, exchange, convert (other than into Common Stock), or otherwise acquire for value any capital stock of such Person or any warrants (other than Warrants), rights, or options to acquire such capital stock, now or hereafter outstanding, except to the extent such obligations remain performable solely at the option of such Person; (h) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (i) all obligations of such Person under Swap Agreements; and (j) all obligations of others of the type specified in (a) through (i) above which are Guaranteed by such Person.

         "DEBTOR PARTY" has the meaning set forth in SECTION 7.1.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time (or both), would become an Event of Default.

         "DISPOSITION" means with respect to any Person: (a) the sale (including a sale and leaseback), lease, conveyance, or other disposition of any asset by such Person or any Subsidiary of such Person other than in the ordinary course of business; or (b) the sale by a Subsidiary of such Person of any of its equity securities; in either event, whether owned or outstanding on the date hereof or hereafter acquired or issued.

         "DISQUALIFIED STOCK" means (a) any capital stock of the Company or any Subsidiary that, by its terms, matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder or holders thereof, in whole or in part on or prior to the date of final maturity of the Notes, (b) any Preferred Stock of any Subsidiary, (c) any mandatorily redeemable capital stock issuable or issued pursuant to the Rights Plan, and (d) any capital stock of the Company or any Subsidiary which is convertible into or exchangeable for any stock described in clauses (a), (b) and
(c) above.

         "DOLLARS" and the sign "$" mean lawful money of the United States.

         "EBITDA" means Net Income before provision for interest expense, income tax expense, depreciation expense and amortization expense.

         "ELIGIBLE ASSIGNEE" means any Accredited Investor; PROVIDED that an "Eligible Assignee" does not, without the Company's consent, include any Person which is a direct competitor of the Company or any Person that owns more than 5% (on a fully diluted basis) of the equity securities of any such direct competitor.

         "ENFORCEABLE JUDGMENT" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired; PROVIDED that a judgment or order which is under appeal or as to which the time to perfect an appeal has not expired shall not be deemed an "Enforceable Judgment" so long as enforcement thereof is stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

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         "ENGINE INVENTORY" means Inventory owned by the Company, any of its
Subsidiaries or a Trust consisting of whole aircraft engines which have not been broken down into their component parts.

         "ENVIRONMENTAL LAWS" means all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

         "EQUITABLE CREDIT AGREEMENT" means the Securities Purchase Agreement dated as of January 15, 1997, between the Company and The Equitable Life Assurance Society of the United States, as amended to the Closing Date.

         "EQUITABLE SUBORDINATED LOAN" means the subordinated loan in the original principal amount of $15,000,000 extended by The Equitable Life Assurance Society of the United States to the Company, pursuant to the provisions of the Equitable Credit Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the IRC.

         "ERISA MATERIAL PLAN" means any ERISA Plan or ERISA Plans having aggregate ERISA Unfunded Liabilities in excess of $1,000,000.

         "ERISA PLAN" means an employee pension benefit plan of the Company or any member of the ERISA Group which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC.

         "ERISA UNFUNDED LIABILITIES" means, at any time with respect to any ERISA Plan, the amount (if any) by which: (a) the present value of all vested nonforfeitable benefits under such ERISA Plan; exceeds (b) the fair market value of all ERISA Plan assets allocable to such benefits (exclusive of accrued but unpaid contributions), all determined as of the then most recent valuation date for such ERISA Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or the ERISA Plan under Title IV of ERISA.

         "EVENT OF DEFAULT" has the meaning set forth in SECTION 6.1.

         "EXCESS SALE PROCEEDS" means Net Cash Proceeds which have not within 60 days of the creation of such Net Cash Proceeds been: (A) reinvested in another asset or business as permitted by Section 5.12; or (B) applied to the prepayment of the Senior Debt.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor Federal

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

statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "EXCLUDED SUBSIDIARIES" means Kellstrom International Sales Corporation, an U.S. Virgin Islands corporation, Kellstrom Certified Australia Pty Ltd, an Australian corporation; and Solair (U.K.) Limited, an English corporation; PROVIDED that such Persons shall cease to be Excluded Subsidiaries if their combined assets exceed $10,000,000.

         "FAIR MARKET VALUE" with respect to any sale of assets of the Company or any of its Subsidiaries pursuant to SECTION 5.10, means the fair market value of the assets to be sold (a) in the case of any asset sale involving consideration of $5,000,000 or less, as determined in good faith by the Company's Board of Directors and evidenced by a resolution filed with the minutes of the meeting of such Board and (b) in the case of any asset sale involving consideration of more than $5,000,000, as determined by an investment banking or accounting firm or any other independent appraiser of national standing selected by the Company.

         "FINANCIAL PROJECTIONS" means, with respect to any period, the consolidated financial plan and projected results of operations for such period for the Company and its consolidated Subsidiaries prepared in summary form showing on a fiscal year basis, beginning and ending balance sheets, projected sources and applications of funds, projected expenses and sales and other revenues, a statement of the assumptions on which such projections are based, anticipated compliance levels with respect to the financial tests contained in
SECTION 5.2, and such other matters as Required Lenders may reasonably request, all prepared on a basis consistent with the financial statements most recently delivered to the Lenders pursuant hereto, and all in form and substance satisfactory to the Required Lenders.

         "GAAP" means generally accepted accounting principles in the United States applied, in the case of any accounting determination with respect to the Company or any of its Subsidiaries, on a basis consistent with the Base Financials. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Lenders shall so request, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), PROVIDED that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Company shall provide to the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing, securing, or otherwise providing assurances of the payment of any Debt of any other Person, including: (a) any Lien on any asset of such Person securing any such Debt (and without regard to whether such Person has assumed personal liability with respect thereto); and (b) any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreements to keep-well, to

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purchase assets, goods, securities or services, to take-or-pay, or to maintain financial condition, or otherwise); (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); or
(iii) as a partner, joint venturer, or manager of any partnership or other entity with respect to the Debts of such entity; PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTOR" means any Person who becomes a party to the Guaranty as a guarantor.

         "GUARANTY" means a Guaranty by the Company's Subsidiaries of the Obligations substantially in the form of EXHIBIT E with such changes as Required Lenders shall have approved.

         "HIGHEST LAWFUL RATE" means the maximum non-usurious interest rate, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Lenders in connection with this Agreement and the other Loan Documents, it being the express intent of the parties hereto that such maximum non-usurious interest rate shall be determined, to the maximum extent permitted by law, by the internal laws of the State of New York and without regard to the choice of law or conflict of laws principles thereof, and if, contrary to the intention of the parties hereto, the internal laws of the State of New York shall be deemed not to be applicable to the determination of such maximum non-usurious interest rate, then such maximum non-usurious interest rate shall be determined, to the maximum extent permitted by law, by the internal laws of the State of Ohio and without regard to the choice of law or conflict of laws principles thereof.

         "INSOLVENCY PROCEEDING" means with respect to any Person (a) any case, action or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person's creditors; whether in the case of (a) or (b) undertaken under Federal, State or foreign law, including the Bankruptcy Code.

         "INTEREST EXPENSE" means interest on Debt during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

         "INVENTORY" means all inventory as such term is defined in the UCC, regardless of whether such inventory is classified as inventory or equipment on the books of the Company and its Subsidiaries, and shall include, without limitation, (a) all goods intended for sale or lease or for display or demonstration, (b) all work in process, (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the business of the Company and its Subsidiaries, (d) all Airframe Inventory, Engine Inventory and Parts Inventory, and (e) all documents evidencing and general intangibles relating to any of the foregoing.

         "INVESTMENT" means any investment by any Person (the "investor") in any other Person (the "investee"), whether by means of share purchase, capital contribution, loan, time deposit, or otherwise; PROVIDED that, for purposes hereof, neither of the following shall constitute the making or acquisition of an "Investment": (a) an item reflected in the financial statements of the investor as an expense; or (b) an adjustment to the carrying value of the investee in the financial statements of the investor (such as by reason of increased retained earnings of the investee).

         "IRC" means the Internal Revenue Code of 1986.

         "LENDER" means (a) KPP and (b) each Assignee of a Note which becomes a "Lender" for purposes hereof pursuant to SECTION 8.6, and, in the case of (a) and (b), their respective successors.

         "LENDER REPRESENTATIVE" means (a) KPP or (b) any other Person notified to the Company and Senior Debt Representative as the "Lender Representative" by Required Lenders; PROVIDED that there shall be only one Lender Representative hereunder at any time.

         "LIEN" means, with respect to any asset: any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own an asset subject to a Lien when it has acquired or holds such asset subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, any pledge or other security agreement securing the Obligations, and, so long as any Note remains outstanding, the Warrants; PROVIDED that upon full and final payment or discharge of the Notes, the term "Loan Documents" shall not include, and the provisions of Article VII of this Agreement and, except to the extent of incorporated definitions, the other provisions of this Agreement, shall not thereafter be applicable to, the Warrants or any rights or obligations arising thereunder.

         "LOAN PERCENTAGE" means (a) as to any Lender on the Closing Date, the ratio, expressed as a percentage, of the "Commitment" of such Lender as set forth on the signature pages hereof to the sum of such Commitments for all Lenders and (b) as to any Lender at any other time, the ratio, expressed as a percentage, of the outstanding principal amount of its Note(s) to the aggregate outstanding principal balances of all Notes.

         "MARGIN REGULATIONS" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, assets, or condition (financial or otherwise), or in the results of operations, of the Company and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of any Credit Party to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document. Each determination of whether a Material Adverse Change has occurred shall be made in good faith by the Person or Persons making such determination and shall take into account all relevant facts and circumstances existing as of the date of determination.

         "NET CASH PROCEEDS" means, for any Disposition by any Person, the aggregate amount of cash received by such Person for such asset or security after deducting therefrom (a) the amount of such proceeds required to be applied at such time to repay Senior Debt, (b) brokerage commissions, legal fees, finder's fees and other similar fees and commissions, (c) the amount of taxes currently payable in connection with or as a result of such transaction, and (d) other out-of-pocket costs incurred in connection therewith, in the case of each of clauses (a), (b), (c) and (d) above to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, paid to a Person that is not an Affiliate of such Person (or, if paid to such an Affiliate, to the extent the terms of such payment are no more favorable to such Affiliate than such terms would be in an arm's-length transaction) and are properly attributable to such transaction or to the asset or security that is the subject thereof.

         "NET INCOME" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of investments, business units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

         "NET WORTH" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

         "NOTE" means a promissory note of the Company, substantially in the form of Exhibit C, payable to the order of a Lender and evidencing the obligation of the Company to pay to such Lender the principal amount stipulated therein.

         "OBLIGATIONS" means all Debt and other obligations or liabilities of the Company or any Guarantor of every kind and character, owed to the Lenders, arising out of or in connection with this Agreement or the other Loan Documents, including any modifications, amendments, extensions, restatements or renewals of, supplements to, or substitutions or replacements for, any one or more of the foregoing, and including all such above described obligations, indebtedness and liability, whether for principal of the Notes, interest (including interest that would have accrued but for the filing of a petition in bankruptcy with respect to the Company), prepayment premiums, reimbursement obligations, fees, costs, expenses, deferred payment obligations in respect of any deferred payment of a put price with respect to any Warrant, premiums, charges, attorneys' fees, indemnity, whether heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily arising, whether or not due, whether absolute or contingent, liquidated or unliquidated, or determined or undetermined and whether the Company may be liable individually or jointly with others.

         "OPTIONS" means any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or Convertible Securities.

         "PARTS INVENTORY" means airframe or engine parts or components held for sale by a Borrower with respect to which each of the following is true, as determined by the Agent in its absolute discretion: (a) such Inventory has been labeled for sale and is segregated by Inventory type, and (b) such Inventory is not rejected inventory, repairable Parts Inventory, or nonrepairable Parts Inventory.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED INVESTMENTS" means (i) Investments, loans and advances by the Company and its Subsidiaries in and to the Company and its Wholly-Owned Subsidiaries; (ii) Investments in commercial paper and loan participations maturing in 270 days or less from the date of issuance which at the time of acquisition are rated A-1 or P-1 or better; (iii) Investments in securities of or guaranteed by the United States or agencies thereof, or securities issued by foreign governments of comparable credit quality maturing within one year of acquisition; (iv) Investments in bank instruments maturing within one year after their acquisition issued by banks having capital, surplus and undistributed profits of at least $100 million or the equivalent thereof; or in bank instruments maturing within one year after their acquisition by any bank having assets of at least $1.0 billion or the equivalent thereof; (v) repurchase agreements, having terms of less than 90 days, for government obligations of the type specified in (iii) above with a commercial bank or trust company meeting the requirements of (iv) above, and (vi) any "Permitted Investment" (as defined in the Senior Credit Agreement as in effect on the Closing Date).

         "PERMITTED LIENS" means the Liens permitted by SECTION 5.4.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "REQUIRED LENDERS" means at any time (a) on or before the Closing Date, Lenders having at least 50% of the aggregate amount of the Commitments and (b) after the Closing Date, Lenders having a Loan Percentage of at least 50%.

         "RESPONSIBLE OFFICER" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "RESTRICTED PAYMENT" means: (a) any dividend or other distribution (whether in cash, Common Stock, or otherwise) on or payment in respect of any shares of the Company's or any of its Subsidiaries' capital stock; or (b) any payment or other distribution on account of the purchase, redemption, retirement, acquisition, or obligations in respect of: (i) any shares of the Company's or any of its Subsidiaries' capital stock, or (ii) any option, warrant, or other right to acquire shares of the Company's or any of its Subsidiaries' capital stock, other than the Warrants.

         "SCHEDULE OF EMPLOYMENT AGREEMENTS" means SCHEDULE 1.

         "SCHEDULE OF EQUITY INTERESTS" means SCHEDULE 2.

         "SCHEDULE OF PENDING LITIGATION" means SCHEDULE 3.

         "SCHEDULE OF PERMITTED DEBT" means SCHEDULE 4.

         "SCHEDULE OF PERMITTED LIENS" means SCHEDULE 5.

         "SCHEDULE OF SUBSIDIARIES" means SCHEDULE 6.

         "SECURITIES ACT" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "SENIOR CREDIT AGREEMENT" means the Amended and Restated Loan and Security Agreement, dated as of December 14, 1998, among Company, certain of its Subsidiaries named therein, the financial institutions from time to time party thereto, and Bank of America, N.A., (formerly known as Nationsbank, N.A.), as agent for such financial institutions, together (subject to the definition of Senior Debt below) with (a) all amendments, extensions, renewals, and modifications thereof not prohibited by this Agreement and (b) any replacement agreements with any banks, funds or financial institutions which refinances, in whole or in part, any obligations under, or replaces, in whole or in part, commitments to extend credit under, the Senior Credit Agreement, including successive replacement or additional agreements or group of related agreements.

         "SENIOR DEBT" means all payment obligations incurred by the Company or any of its Subsidiaries in respect of Debt under the Senior Credit Agreement, including all principal, interest, premium, obligations with respect to letters of credit, obligations with respect to Swap Agreements entered into connection with the Senior Credit Agreement, and fees, expenses and indemnities with respect to the foregoing, whether now owing or hereafter incurred (including any interest accruing subsequent to the commencement of an Insolvency Proceeding with respect to the Company, without regard to whether the claims of holders of such payment obligations for such interest are allowable in any such proceeding, and, including the aggregate amount of all advances made by the holders of the Senior Debt or their agent for the preservation, maintenance, insurance or protection of any collateral securing the Senior Debt); PROVIDED that such payment obligations in respect of any such Debt shall be Senior Debt under this Agreement only to the extent that (x) the aggregate principal amount of Senior Debt shall not exceed that permitted by SECTION 5.3(e), (y) in the case of Senior Debt arising under CLAUSE (b) of the definition of "Senior Credit Agreement," (i) such Debt shall not by its terms be subordinated in priority of payment to any other Debt, (ii) such Debt is designated in writing by the Company and the lender or lenders or purchaser or purchasers thereof as Senior Debt for the purposes of this Agreement at the time of incurrence thereof, or the time of entering into the agreement providing for the same, and (iii) such Debt is not directly or indirectly held by an Affiliate of the Company, and (z) such Debt is of the type described in CLAUSE (a), (b), (d), (e), OR (g) of the definition of "Debt" herein and, to the extent providing protection against fluctuations of interest rates with respect to the foregoing, CLAUSE (i) of such definition. The Company shall promptly deliver executed copies of each designation under CLAUSE (y)(ii) above to each Lender.

         "SENIOR DEBT DOCUMENTS" means the Senior Credit Agreement, the promissory notes delivered thereunder and the other "Loan Documents" (as defined in the Senior Credit Agreement), together with all amendments, modifications, extensions, restatements, replacements and refinancing agreements with respect thereto.

         "SENIOR DEBT HOLDER" means, at any time, (a) any lenders party to the Senior Credit Agreement and (b) any assignee or successor of such lenders or any replacement lender(s) holding Senior Debt arising under clause (b) of the definition of Senior Credit Agreement.

         "SENIOR DEBT REPRESENTATIVE" means (a) Bank of America, N.A., or (b) any other Person notified to the Lenders as the "Senior Debt Representative by Senior Debt Holders holding more than 50% of the Senior Debt then outstanding; PROVIDED that there shall be only one Senior Debt Representative hereunder at any time.

         "SUBORDINATED OBLIGATIONS" means all obligations of the Company or its Subsidiaries of any kind or nature hereunder, under the Notes, the Warrant, or under any Guaranty, whether for principal, interest, fees, expenses or otherwise, or any rescission claim or other damages existing or asserted with respect to any of the foregoing.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "SWAP AGREEMENT" has the meaning set forth in the Bankruptcy Code.

         "TAXES" has the meaning set forth in SECTION 2.9.

         "TOTAL RETURN" means at any time the sum, without duplication, of: (a) the total amount of all principal and interest paid in cash to the Lenders in respect of the Notes, (b) the total amount of all dividends, redemption amounts, liquidation amounts, and other amounts paid in cash to the Lenders in respect of the Common Stock, (c) the "Market Value" (as defined in the Warrants) of all Common Stock issued or issuable to the Lenders pursuant to the Warrants LESS the total consideration paid or payable by the Lenders in connection with any such actual or prospective issuance of such Common Stock, (d) prepayment premiums paid under SECTION 2.7, and (e) the market value (to be determined in the same manner as the Market Value for Common Stock issued pursuant to the Warrants) of any securities issued in exchange for Common Stock.

         "TRUST" has the meaning set forth in the Senior Credit Agreement as in effect on the Closing Date.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time, and any successor statute.

         "WARRANT PERCENTAGE" means 5.50%.

         "WARRANTS" means one or more warrants to be issued by Company in the form of Exhibit B, with such changes as Required Lenders shall approve.

         "WARRANT SHARE AMOUNT" means the number of shares of Common Stock which equals the Warrant Percentage of the Common Stock on the Closing Date on a fully diluted basis after giving effect to all transactions occurring on the Closing Date, but excluding the Contingent Options.

         "WARRANT SHARES" has the meaning set forth in the Warrants.

         "WHOLLY-OWNED SUBSIDIARY" means, as to any Person, any Subsidiary all of the shares of capital stock of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

         "Section 1.2 CERTAIN RULES OF CONSTRUCTION. For purposes of this Agreement and unless otherwise specified herein:

         (a) ACCOUNTING TERMS AND DETERMINATIONS. All accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered shall be prepared in accordance with GAAP, and the term "financial statements" includes the notes and schedules thereto. Unless otherwise stated, references to any fiscal period are references to fiscal periods of the Company.

         (b) COMPUTATION OF TIME PERIODS. For purposes of computing periods of time: (i) the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; and (ii) periods measured in days shall be measured in calendar days.

         (c) CONSTRUCTION. References to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." References in this Agreement to any determination by the Lenders include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations) by the Lender; any determination made in good faith by the Lenders shall be conclusive absent manifest error. The words "hereof," "herein," "hereby," and "hereunder," and any other similar words, refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement. Any reference to this Agreement or any other Loan Document includes all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Unless otherwise stated, references to any statute include any amendments thereto, any regulations adopted thereunder having the force of law, and any successor statute.

         (d) EXHIBITS AND SCHEDULES. All of the exhibits and schedules attached hereto are incorporated herein by this reference.

         (e) TERMS DEFINED IN THE UCC. All terms used herein which are not otherwise specifically defined (including the term "good faith") shall have the meaning set forth in the UCC if defined therein.

         (f) NO PRESUMPTION AGAINST ANY PARTY. Neither this Agreement nor any other Loan Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Loan Documents have been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         (g) INDEPENDENCE OF PROVISIONS. All agreements and covenants hereunder and under the other Loan Documents shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                     ARTICLE II THE PURCHASE AND SALE; TERMS

         Section 2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, on the Closing Date: the Company shall sell to each Lender, and each Lender severally agrees to purchase from the Company, (a) a Note in a principal amount equal to such Lender's Commitment, and (b) a Warrant for the number of Warrant Shares equal to such Lender's Loan Percentage of the Warrant Share Amount, for a total purchase price for the Notes and Warrant together equal to such Commitment. Within 60 days after the first fiscal year end following the Closing Date, the Company shall provide to the Lenders a certificate of the Company's chief financial officer to the effect that after taking into account all relevant factors, (including the general condition of the financial markets at the time, the exercise price under the Warrants, the terms of the Notes, the number of shares of Common Stock and Warrant Shares purchasable upon exercise of the Warrants, the nature of the rights provided in the Warrants and all other matters concerning the transactions contemplated by this Agreement and otherwise), and after consultation with its auditors and financial advisors, the Company has determined that the appropriate allocation of the purchase price for the Warrants and the Notes between the Warrants and the Notes as set forth in such certificate is fair and accurate, and such original issue discount and value shall be used by the Company for all purposes, including the preparation of tax returns and the preparation of financial statements of the Company; and at the request of Required Lenders such certificate shall be accompanied by a report of the Company's certified public accountants, supporting the allocation of value set forth in such certificate and otherwise in form and substance reasonably satisfactory to the Required Lenders.

         Section 2.2 THE CLOSING. The closing of the purchase and sale of Notes and Warrants under this Agreement shall be held at the San Francisco, California office of Buchalter, Nemer, Fields & Younger (A Professional Corporation), at 10:00 a.m., local time, on November 13, 2000, or at such other time or place as shall be mutually satisfactory to the Company and the Lenders (the "Closing Date"). On the Closing Date, the Company shall deliver to each Lender, as, and in the amounts, provided in SECTION 2.1 above, the Notes of such Lender, registered in its name or the name of its nominee, the Warrants of such Lender, registered in its name or the name of its nominee, each duly executed and dated the Closing Date, against payment of the purchase price therefor by wire transfer of immediately available funds to the account of the Company at such U.S. office of a major bank as the Company shall designate upon at least two Business Day's notice to the Lenders.

         Section 2.3 MATURITY OF NOTES. The aggregate principal amount of the Notes shall be due and payable by the Company on November 13, 2007, and on such date, the Company shall pay to each Lender such Lender's Loan Percentage of the amount of the payment to be made on such date.

         Section 2.4 NOTES.

         The Note of each Lender shall evidence the Company's obligation to pay the principal amount thereof and shall be payable to the order of such Lender. Each Lender shall record, and prior to any transfer of its Note shall endorse on the schedules forming a part thereof, if any, appropriate notations to evidence, the date and amount of each payment of principal made by the Company with respect thereto; PROVIDED that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Company so to endorse its Note, and to attach to and make a part of its Note, a continuation of any such schedule, if any, as and when required.

         Section 2.5 INTEREST.

         (a) INTEREST RATES. The outstanding principal amount of each Note shall bear interest, for each day from the Closing Date until it becomes due, at 13.00% per annum. Such interest shall be payable quarterly in arrears on (i) March 15, June 15, September 15, and December 15 of each year commencing December 15, 2000, and (ii) each date of any payment of principal with respect to the amount of principal being paid on such date. Any overdue principal of and, to the extent permitted by law, overdue interest on any Note, and any other sum owing hereunder not paid when due, shall bear interest, payable on demand, for each day until paid at a rate equal to 16.00% per annum.

         (b) COMPUTATION OF INTEREST. Interest shall be computed on the basis of the actual number of days elapsed in a 360-day year (which results in more interest being paid than if computed on the basis of a 365-day year).

         (c) MAXIMUM INTEREST RATE. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to pay, and a Lender shall not be entitled to charge, collect, receive, reserve, or take, interest (it being understood that "interest" shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the Highest Lawful Rate. This Agreement and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and such instrument shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the parties hereto at all times to comply with the usury and other applicable laws now or hereafter governing the interest payable on the Notes. If applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount, including but not limited to any amount identified as interest or otherwise deemed to be interest, called for under this Agreement or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Notes, or if the Lenders' exercise of the option to accelerate the maturity of the Notes, or if any prepayment by the Company results in the Company's having paid any interest, or any amount deemed to be interest, in excess of the Highest Lawful Rate, then it is the express intent of the Company and the Lenders that all excess amounts theretofore collected by the Company be credited on the principal balance of the Notes (or, if the Notes and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to the Company), and that the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by the Company for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of the Company to the Lenders under the Notes or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Highest Lawful Rate from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. All calculations of the rate of interest contracted for, charged or received under any of the Loan Documents shall be made by characterizing any nonprincipal payment as an expense, fee or premium rather than as interest. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of the Lenders to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         Section 2.6 FEES.

         (a) FACILITY FEE. The Company shall pay to each Lender a facility fee equal to 1.35% of its Commitment; such fee (less any amount paid on account of such fee prior to the Closing Date) shall be paid on January 2, 2001.

         (b) FEES NON-REFUNDABLE. The Company acknowledges that all fees payable under this SECTION 2.6 are fully earned on the date on which they are payable and nonrefundable when paid.

         Section 2.7 PREPAYMENTS.

         (a) MANDATORY.

                  (i) In the event that at any time there shall be Excess Sale Proceeds of $1,000,000 or more, then the Company shall give prompt written notice thereof to each holder of the Notes, by registered mail (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder), which notice shall contain a written, irrevocable offer by the Company to redeem, on a date specified in such notice (which date shall be not less than 30 days and not more than 60 days after the date of such notice), the Notes in an aggregate principal amount equal to the amount of Excess Sale Proceeds. Upon the acceptance of such offer by such holder mailed to the Company at least 10 days prior to the date of redemption specified in the Company's offer, such redemption shall be made at the principal amount of the Notes so prepaid, plus a prepayment premium equal to (a) 5.0% of the aggregate principal amount of the Notes so redeemed, if the date of redemption shall be on or prior to November 13, 2001, (b) 4.0% of the aggregate principal amount of the Notes so redeemed, if the date of redemption shall be on or prior to November 13, 2002, and (c) 3.0% of the aggregate principal amount of the Notes so redeemed, if the date of redemption shall be on or prior to November 13, 2003; PROVIDED that if, after including the amount of any prepayment premium determined as above, the Total Return then exceeds twice the amount of the original total Commitments, such prepayment premium shall be reduced (but not below zero) to the extent of such excess. If the holder of any Notes shall accept such offer, the principal amount of such Notes to be redeemed shall become due and payable on the date specified in such offer.

                  (ii) Upon any (i) Change in Control or (ii) sale or distribution by the Company of substantially all of its consolidated assets (based on the most recent financial statement provided by the Company pursuant to SECTION 5.1(a) or (c) before such sale), the Company shall, within 15 days after notice from Required Lenders, prepay the Notes of each Lender in full and shall further pay a prepayment premium equal to the product of multiplying the amount of such Notes by the applicable percentage set forth below for the period during which such prepayment is required to be made:

                                    PERIOD                        PERCENTAGE
                                    ------                        ----------
                           Before November 13, 2001                    5%
                    November 13, 2001, to November 13, 2002            4%
                    November 13, 2002, to November 13, 2003            3%


PROVIDED that if, after including the amount of any prepayment premium determined as above, the Total Return then exceeds twice the amount of the original total Commitments, such prepayment premium shall be reduced (but not below zero) to the extent of such excess.

         (b) OPTIONAL. At any time after November 13, 2003, the Company may, upon 30 days' prior notice to the Lenders given pursuant to subsection (c) of this Section, prepay the Notes in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or a larger multiple of $1,000,000.

         (c) IN GENERAL. Each prepayment shall be (i) made together with accrued interest to the date of prepayment on the amount prepaid, (ii) made upon at least 30 days' prior notice by the Company to the Lenders in the case of optional prepayments, which notice shall be irrevocable, and (iii) in the case of a partial prepayment, applied to the remaining installments of the Notes in the inverse order of their maturity.

         Section 2.8 GENERAL PROVISIONS AS TO PAYMENTS. The Company shall make each payment of principal of, and interest on, the Notes and of fees and other sums due hereunder, not later than 2:00 p.m. (New York City time) on the date when due (and any payment received after such time on any day shall not be effective as a payment for the purpose of calculating accrued interest and fees payable under this Agreement or the Notes until the next succeeding Business
Day), in immediately available Dollars, to each Lender in New York, New York, at the principal office of Chase Manhattan Bank in such city or at such other address as any Lender may designate in writing, or, if requested by such Lender, by wire transfer to such Lender's (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Whenever any payment of principal of, or interest on, the Notes or of fees shall be due on a day which is not a Business Day, the date for the payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Unless otherwise specified, all payments of principal, prepayment premiums, if any, and interest are to be made to the Lenders in proportion to their respective Loan Percentages.

         Section 2.9 TAXES ON PAYMENTS.

         (a) Any and all payments by the Company to or for the account of any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If the Company shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and
(iv) within 30 days after the date of such payment, the Company shall furnish to such Lender the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Company agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) If the Company shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender, the Company shall also pay to such Lender, at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) such Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

         (d) The Company agrees to indemnify each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

                             ARTICLE III CONDITIONS

         Section 3.1 THE CLOSING. The obligations of each Lender pursuant to
SECTION 2.1 and 2.2 are subject to the conditions that on the Closing Date each of the following shall have been satisfied (or waived by Lenders in accordance with SECTION 8.5):

         (a) Receipt by each Lender of counterparts hereof executed by each of the parties hereto;

         (b) Receipt by each Lender of an opinion of Akerman Senterfitt, counsel to the Company and the other Credit Parties, substantially to the effect of Exhibit D with such changes as the Lenders shall have approved;

         (c) Receipt by each Lender, of a duly executed Note and Warrant, each dated as of the Closing Date and complying with the provisions of SECTIONS 2.1 and 2.2;

         (d) Receipt by each Lender of a counterpart of the Guaranty, dated as of the Closing Date, duly executed by each Subsidiary of the Company (other than the Excluded Subsidiaries);

         (e) Receipt by the Lenders of evidence reasonably satisfactory to them that after giving effect to the application of proceeds of the Notes and the loans under the Senior Credit Agreement made on the Closing Date, any Debt, Guarantee, or Lien with respect to the Company or any of its Subsidiaries or any of their respective assets, the existence of which would violate SECTIONS 5.3 or
5.4 shall have been repaid, terminated, or released, as the case may be;

         (f) The fact that, immediately after giving effect to the purchase of the Notes and Warrants, no Default shall have occurred and be continuing;

         (g) The fact that the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date;

         (h) Receipt by the Lenders of a true and complete copy of the Senior Debt Documents and all instruments, documents, opinions and certificates executed and/or delivered in connection thereunder, certified as true and correct by a Responsible Officer;

         (i) Evidence satisfactory to the Lenders that the Equitable Subordinated Debt has been paid in full;

         (j) Receipt by each Lender from the Company of a payment in such amount as such Lender may reasonably request on account of expenses incurred by such Lender in connection with the negotiation and preparation of the Loan Documents and related matters for which such Lender is entitled to reimbursement pursuant to SECTION 8.3;

         (k) Receipt by each Lender of any fees payable to it on the Closing Date pursuant to SECTION 2.6; and

         (l) Receipt by each Lender of all documents such Lender may reasonably request relating to the existence, status, and capacity of the Company and each other Credit Party and the corporate (or other entity) authority for, and the validity, force, and effect of the Loan Documents and any other matters relevant hereto or thereto, all in form and substance satisfactory to such Lender;

PROVIDED that this Agreement shall not become effective or be binding on any party hereto unless each of the foregoing conditions is satisfied on or before November 30, 2000. The opinion referenced in SECTION 3.1(b) shall be dated as of the Closing Date; all other documents shall be dated as of a date reasonably near the Closing Date unless otherwise specified or the Lenders shall otherwise agree.

                    ARTICLE IV REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Lenders as follows:

         Section 4.1 CORPORATE EXISTENCE AND POWER. The Company, each of its Subsidiaries, and each other Credit Party: (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation; (b) has all corporate powers and all material governmental licenses, authorizations, consents, and approvals required to carry on its business as now conducted, except if the failure to comply with any of the foregoing could not, in the aggregate, reasonably be expected to result in a Material Adverse Change; and (c) is duly qualified as a foreign corporation, licensed, and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business, or the character and location of its property, business, or customers, except if the failure so to qualify or be licensed, could not, in the aggregate, reasonably be expected to result in a Material Adverse Change.

         Section 4.2 AUTHORIZATION; NO CONTRAVENTION. The execution and delivery by each Credit Party of each of the Loan Documents to which it is a party and the performance by each Credit Party of its obligations thereunder: (a) are within the corporate power or legal capacity of such Credit Party; (b) have been duly authorized by all necessary corporate action; (c) require no action by or in respect of, or filing with, any governmental body, agency, or official; and
(d) do not contravene, or constitute a default under, any provision of applicable law or regulation, or of the charter or by-laws of any Credit Party, or of any agreement, judgment, injunction, order, decree, or other instrument binding upon any Credit Party.

         Section 4.3 BINDING EFFECT. This Agreement and the Notes constitutes a valid and binding agreement of the Company. The other Loan Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each Credit Party respectively a party thereto.

         Section 4.4 FINANCIAL INFORMATION. The Base Financials, a copy of which has been delivered to each Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Company as of the fiscal year end and period end stated in the Base Financials and its consolidated results of operations and statement of cash flows for such fiscal year and period. Since the date as of which the Base Financials were prepared, there has been no Material Adverse Change.

         Section 4.5 LITIGATION. Except as set forth in the SCHEDULE OF PENDING LITIGATION, there is no action, suit, or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any of its Subsidiaries, before any court or arbitrator, or any governmental body, agency, or official, which if adversely determined to the Company or any such Subsidiary, could reasonably be expected to result in a Material Adverse Change.

         Section 4.6 COMPLIANCE WITH ERISA. No member of the ERISA Group has caused a material "accumulated funding deficiency," as such term is defined in
Section 412 of the IRC or Section 302 of ERISA, with respect to any ERISA Plan, irrespective of whether waived. Each member of the ERISA Group is in substantial compliance with the applicable provisions of ERISA and the IRC and has not incurred any material liability to the PBGC or an ERISA Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         Section 4.7 TAXES. The Company and each of its Subsidiaries have filed all material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns before any such taxes become delinquent or any penalty accrued with respect thereto, or pursuant to any assessment received by any of them, except for any such taxes being diligently contested in good faith and by appropriate proceedings. Adequate reserves have been provided on the books of the Company and such Subsidiaries in respect of all taxes or other governmental charges in accordance with GAAP, and no tax liabilities in excess of the amount so provided are anticipated which, if incurred, could reasonably be expected to result in a Material Adverse Change.

         Section 4.8 COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws, rules, and regulations, other than such laws, rules or regulations: (a) the validity or applicability of which any such Person is contesting in good faith by appropriate proceedings; or (b) the failure with which to comply could not reasonably be expected to result in a Material Adverse Change.

         Section 4.9 NOT A REGULATED ENTITY. No Credit Party or any of its Subsidiaries is: (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any regulation limiting its ability to incur, pay, or perform the Obligations under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, or (d) otherwise subject to any federal or state statute or regulation limiting its ability to incur, pay, or perform the Obligations.

         Section 4.10 NO DEFAULTS. Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any term or provision of any applicable charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ, or injunction which violations or defaults, in the aggregate, could reasonably be expected to result in a Material Adverse Change.

         Section 4.11 FRANCHISES, LICENSES, ETC. The Company and each of its Subsidiaries either own or possess all franchises, patents, trademarks, service marks, trade names, copyrights, licenses, and other rights that are necessary, in any material respect, for the ownership and operation of their respective assets and businesses. Neither the Company nor any of such Subsidiaries is in violation of any provision thereof in any respect that could reasonably be expected to result in a Material Adverse Change.

         Section 4.12 FULL DISCLOSURE. All information previously furnished by any Credit Party to any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Credit Party to any Lender will be, true and accurate in all material respects or, in the case of forecasts or projections, based on reasonable estimates believed by such Person to be accurate. The Company has disclosed to each Lender, in writing, all material facts known to any officer of the Company or any of its Subsidiaries which will or are likely to (to the extent the Company can in its good faith judgment foresee) result in a Material Adverse Change or in a material adverse change in the prospects (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

         Section 4.13 MARGIN REGULATIONS. No Credit Party or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Margin Regulations).

         Section 4.14 TITLE TO PROPERTY. The Company and each of its Subsidiaries have good and marketable title (including good and marketable leasehold title in the case of leasehold interests) to their respective properties and assets, free and clear of Liens or rights of others, except (a) in the case of Liens, for (i) Permitted Liens and (ii) Liens directly or indirectly securing the Obligations; and (b) in other cases, for exceptions to title and restrictions on use which, in the aggregate, do not materially restrict the business or operations of the Company and such Subsidiaries and do not impair the value of the assets of the Company and such Subsidiaries as set forth in the Base Financials. The execution, delivery or performance of this Agreement or any other Loan Document will not result in or require the creation of any Lien on any property of the Company or its Subsidiaries.

         Section 4.15 EVENTS OF DEFAULT. No Default has occurred or would result from the incurring of the Obligations by any Credit Party under this Agreement or any other Loan Document.

         Section 4.16 SUBSIDIARIES. All Subsidiaries of the Company and the nature and extent of the Company's ownership interest therein (or in the case of indirect Subsidiaries of the Company, the name and ownership interest of the parent Subsidiary): (a) as of the Closing Date, are disclosed in the SCHEDULE OF SUBSIDIARIES; or (b) with respect to Persons who have become, or have ceased to be, such a Subsidiary after the Closing Date, have been reported to the Lenders in writing. All Subsidiaries of the Company are parties to the Guaranty as guarantors.

         Section 4.17 EMPLOYMENT AND MANAGEMENT AGREEMENTS. Except as disclosed on the SCHEDULE OF EMPLOYMENT AGREEMENTS, there are no (a) employment agreements covering the principal executive officers of the Company or other material agreements relating to the compensation of such executive officers (including the issuance of securities of the Company and such Subsidiaries to management employees), (b) agreements for management or consulting services to which the Company or any of such Subsidiaries is a party or by which any of them is bound and under which payments can be reasonably estimated to exceed $100,000 in any 12 month period, or (c) collective bargaining agreements or other labor agreements covering any of the employees of the Company or any of such Subsidiaries.

         Section 4.18 CAPITALIZATION.

         (a) The authorized and outstanding capital stock of the Company is as set forth in PART A of the SCHEDULE OF EQUITY INTERESTS. All such outstanding shares of capital stock of the Company are fully paid and nonassessable.

         (b) Except as set forth in PART B of the SCHEDULE OF EQUITY INTERESTS, there are no outstanding subscriptions, options, warrants, puts, calls, rights (including preemptive rights) or other agreements or commitments (including pursuant to management or employee stock plan or similar plan) of any nature relating to any capital stock of the Company or any of its Subsidiaries.

         (c) On the Closing Date, the Warrant Shares issuable upon the exercise of the Warrants constitute not less than the Warrant Percentage of the outstanding Common Stock of the Company on a fully diluted basis after giving effect to the Warrants and all other Options and all Convertible Securities, but excluding the Contingent Options.

         Section 4.19 LABOR MATTERS. There are no strikes, lockouts or slowdowns against the Company, any of its Subsidiaries pending or, to the Company's knowledge, threatened. The hours worked by and payment made to employees of the Company or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected to result in a Material Adverse Change.

         Section 4.20 DELIVERY OF DOCUMENTS; ACCURACY OF WARRANTIES. Each Lender has been furnished with true and complete copies of the (i) Senior Credit Agreement and each other document pursuant to which any Senior Debt may or has been incurred, and (ii) each agreement or other document referenced in the SCHEDULE OF EQUITY INTERESTS or in the SCHEDULE OF EMPLOYMENT AGREEMENTS, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto (if any), and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. Since the date delivered to the Lenders, none of such documents and agreements has been amended, supplemented or otherwise modified in any respect, nor have any of the provisions thereof been waived, except (x) pursuant to a written agreement or instrument that has heretofore been consented to by the Required Lenders or (y) as permitted by SECTION 5.18.

                               ARTICLE V COVENANTS

         The Company agrees that, so long as any Note remains outstanding:

         Section 5.1 INFORMATION. The Company will deliver to the Lenders:

         (a) As soon as available but not later than 120 days after the end of each fiscal year, an audited consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income, of cash flows, of changes in stockholders' equity for such fiscal year, setting forth, in each case, in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on without qualification by KPMG, Inc., or other public accountants of nationally recognized standing;

         (b) Simultaneously with the delivery of each set of financial statements referenced in SECTION 5.1(a), a consolidating balance sheet, in reasonable detail, of the Company as of the end of such fiscal year and the related consolidating statement of income for such fiscal year, setting forth, in each case, in comparative form the figures for the previous fiscal year, all certified by the chief financial officer, the treasurer, or the chief accounting officer of the Company;

         (c) (i) As soon as available but not later than 50 days after the end of each fiscal quarter, a consolidated and consolidating balance sheet of the Company as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income, cash flows, and changes in stockholders' equity for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, together with a comparison of results to the Company's projections for such fiscal year (if any) provided pursuant to SECTION 5.1(d) and a management report on and analysis of the Company's prospects and operations, all certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency by the chief financial officer, the treasurer, or the chief accounting officer of the Company and (ii) as soon as available but not later than 30 days after the end of each month which is not a fiscal quarter end, a consolidated and consolidating balance sheet of the Company as of the end of such month, and the related consolidated and consolidating statements of income for such month and for the portion of the fiscal year ended at the end of such month, setting forth, in each case, in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency by the chief financial officer, the treasurer, or the chief accounting officer of the Company;

         (d) To the extent not otherwise provided pursuant to the provisions hereof , copies of all documents, reports, certificates, projections, and other materials provided to the Senior Debt Holders or Senior Debt Representative pursuant to the provisions of the Senior Credit Agreement, as and when so provided;

         (e) Simultaneously with the delivery of each set of financial statements referenced in SECTIONS 5.1(a) and 5.1(c)(i), a fully completed and duly executed Compliance Certificate of the chief financial officer, the treasurer, or chief accounting officer of the Company, calculated with respect to such financial statements and setting forth the other information specified by such Compliance Certificate and including all schedules referenced therein;

         (f) Simultaneously with the delivery of each set of financial statements referenced in SECTION 5.1(a), a statement of the firm of independent public accountants that reported on such statements: (i) stating that their audit examination included a review of the terms of this Agreement as they relate to financial or accounting matters; (ii) stating whether anything came to their attention to cause them to believe that a Default existed on the date of such statements; and (iii) confirming the calculations set forth in the Compliance Certificate delivered simultaneously therewith pursuant to SECTION 5.1(e);

         (g) As soon as possible after an executive officer of the Company learning of the occurrence of any Default, a certificate of the chief financial officer, the treasurer, or the chief accounting officer of the Company setting forth the details thereof and the action that the Company is taking or proposes to take with respect thereto;

         (h) Promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) that the Company or any of its Subsidiaries shall have filed with the Securities and Exchange Commission;

         (i) As soon as possible and in any event within 30 days after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any ERISA Material Plan which might constitute grounds for a termination of such ERISA Plan under Title IV of ERISA, or knows that the plan administrator of any such ERISA Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability in a material amount under Title IV of ERISA, a copy of such notice, or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any ERISA Material Plan, a copy of such notice;

         (j) As soon as possible after an executive officer of the Company obtains knowledge of the commencement of, or of a threat (with respect to which there is a reasonable possibility of assertion) of the commencement of, an action, suit, or proceeding against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency, or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to result in a Material Adverse Change, or which in any manner questions the validity of any Loan Document or any of the transactions contemplated hereby, information as to the nature of such pending or threatened action, suit, or proceeding;

         (k) Promptly upon receipt thereof, copies of each report submitted to the board of directors (or the audit committee thereof) of the Company by independent public accountants in connection with any annual, interim, or special audit made by them of the consolidated financial statements of the Company, as the case may be, including each report submitted to the board of directors (or the audit committee thereof) of the Company concerning its accounting practices and systems and any final "management letter" submitted by such accountants to management in connection with the annual audit of the Company or its Subsidiaries;

         (l) Promptly upon (i) receipt thereof, any notice from any holder of any Senior Debt or any representative thereof with respect to such Senior Debt, including any event of default with respect thereto or event which with the lapse of time, the giving of notice, or both would constitute such an event of default and (ii) promptly upon the execution thereof, a copy of any modification or amendment to the provisions of any Senior Debt or any waiver granted by any holder thereof with respect thereto; and

         (m) From time to time, such additional information regarding the business, properties, financial condition, results of operations, or prospects of any Credit Party and its Subsidiaries as the Lenders may reasonably request.

         Section 5.2 FINANCIAL CONDITION. The Company will not:

         (a) MINIMUM CONSOLIDATED ADJUSTED NET WORTH. Permit the Minimum Consolidated Adjusted Net Worth (i) to be less than $154,000,000 as of the end of the Company's 2000 fiscal year or (ii) for any fiscal year end thereafter to be less than 85% of the Company's actual Consolidated Adjusted Net Worth as of the immediately preceding fiscal year end plus $8,500,000. No secondary equity offering, debt offering, or conversion of any notes or indebtedness to equity shall be included for purposes of determining whether annual step-ups in Consolidated Adjusted Net Worth have been achieved.

         (b) MAXIMUM CONSOLIDATED FUNDED INDEBTEDNESS TO CONSOLIDATED EBITDA RATIO. Permit the ratio of the Consolidated Funded Indebtedness of Company and its consolidated Subsidiaries as of any fiscal quarter end, to the consolidated EBITDA of the Company and its consolidated Subsidiaries (including for purposes of this calculation the pro forma EBITDA of any Person acquired by Company in connection with a Permitted Acquisition, which pro forma EBITDA shall be taken from Company's filing with the Commission with respect to such Permitted Acquisition and approved by Lenders in their sole discretion) for the preceding four fiscal quarters, to be greater than 7.65 to 1.

         (c) MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the ratio of (i) the consolidated EBITDA of Company and its consolidated Subsidiaries, minus income taxes paid in cash, Unfunded Capital Expenditures and dividends, to
(ii) the Consolidated Fixed Charges of Company and its consolidated Subsidiaries, as of the end of any fiscal quarter of Company, measured for the immediately preceding four fiscal quarters, to be less than 1.28 to 1; PROVIDED that, the definition of "Consolidated Fixed Charges" to the contrary notwithstanding, for the purposes of calculating Consolidated Fixed Charges (x) amounts used to prepay the Equitable Subordinated Debt on the Closing Date shall not be included and (y) payments of Senior Debt which constitutes term Debt or which may not be reborrowed as a result of reductions in stated commitments shall be included.

         (d) MINIMUM CONSOLIDATED NET INCOME. Permit the Consolidated Net Income of Company and its consolidated Subsidiaries as of the end of any fiscal quarter of Company, measured for the immediately preceding four fiscal quarters, to be less than $4,250,000.

         (e) FINANCIAL DEFINITIONS. Capitalized terms used in this SECTION 5.2, and not otherwise defined in this Agreement have the meanings set forth (including defined terms used in defined terms) in the Senior Credit Agreement as in effect on the Closing Date.

         Section 5.3 DEBT. The Company will not and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

         (a) the Obligations;

         (b) Debt identified in the SCHEDULE OF PERMITTED DEBT outstanding on the Closing Date (including any extension, renewal, refunding, or refinancing thereof, PROVIDED that (x) such extension, renewal, refunding, or refinancing is on terms no less favorable than the Debt so extended, renewed, refunded or refinanced and (y) the amount of such Debt shall not be increased);

         (c) Debt of a Subsidiary of the Company that is a Guarantor owing to the Company or to a Wholly-Owned Subsidiary of the Company or Debt of the Company owing to a Wholly-Owned Subsidiary of the Company that is a Guarantor or, in the case of an Excluded Subsidiary which is not a Guarantor, does not exceed $1,000,000;

         (d) Swap Agreements consisting of interest rate hedges with respect to Debt permitted under clause (e) below and not exceeding in notional amount the amount of loans constituting part of such Debt;

         (e) Debt under the Senior Credit Agreement not exceeding the greater of
(i) $350,000,000 or (ii) the sum of the following (each as reflected on the consolidated balance sheet as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Lenders pursuant to SECTION 5.1(c)): (A) 70% of the amount classified as "Equipment under Short Term Operating Leases, net", (B) 70% of the amount classified as "Equipment under Long Term Operating Leases, net", (C) 60% of the amount classified as "inventories", and (D) 50% of the amount classified as "trade receivables (net of allowance for returns and doubtful accounts)";

         (f) "Permitted Aircraft Purchase Money Indebtedness" (as defined in the Senior Credit Agreement as in effect on the Closing Date) and "Permitted Purchase Money Indebtedness" (as defined in the Senior Credit Agreement as in effect on the Closing Date);

         (g) obligations (other than those described in CLAUSE (a) of the definition of "Debt") (i) with respect to earn-out payments or other contingent obligations constituting all or a portion of the purchase price payable in connection with acquisitions or purchases of lines of business or (ii) incurred in the ordinary course of business in connection with purchases and sales of inventory or with inventory management programs (including performance bonds, performance letters of credit, buy-back obligations, and price guaranties);

         (h) Debt (which may be pursuant to the Senior Credit Agreement) in addition to that otherwise permitted by the foregoing provisions of this SECTION
5.3 in an aggregate principal amount outstanding not to exceed $5,000,000 at any time of determination; and

         (i) Debt (which is not Senior Debt) in addition to that otherwise permitted by the foregoing provisions of this SECTION 5.3, provided that, on the date the Company or any Subsidiary becomes liable with respect to such Debt and immediately after giving effect thereto and to the concurrent retirement of any other Debt:

                  (i) the Consolidated Interest and Dividend Coverage Ratio (calculated on a pro forma basis as if such Debt had been incurred on the first day of the applicable four fiscal quarter period) is no less than 2.50 to 1.00 from January 1, 2000 until December 31, 2000 and 2.75 to 1.00 thereafter;

                  (ii) the ratio of (A) Debt (other than Debt permitted under SECTION 5.3(g)) plus the Company's obligations in respect of Disqualified Stock to (B) Consolidated EBITDA shall not exceed 4.0 to 1.0; and

                  (iii) no Default exists, both before and after giving effect to such Debt.

         Section 5.4 LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, assume, or suffer to exist any Lien on any of their respective properties, except:

         (a) Liens identified on the SCHEDULE OF PERMITTED LIENS existing on the date hereof, but only to the extent securing the applicable Debt permitted under
SECTION 5.3(b);

         (b) Liens incidental to the conduct of their respective businesses or the ownership of their respective properties which: (i) arise in the ordinary course of business; (ii) do not secure Debt; and (iii) do not in the aggregate materially detract from the value of their respective properties or materially impair the use thereof in the operation of their respective business;

         (c) Liens on property of Subsidiaries of the Company securing Debt owing to the Company;

         (d) Liens securing Senior Debt;

         (e) any Lien existing on any asset of any corporation at the time such corporation hereafter becomes a Subsidiary of the Company and not created in contemplation of such event;

         (f) any Lien on any asset securing Debt permitted by SECTION 5.3(f) and
(G) and incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset (whether by capital lease or otherwise), PROVIDED that such Lien attaches to such asset concurrently with or within 30 days after the acquisition thereof;

         (g) any Lien existing on any asset prior to the acquisition thereof by the Company or any of its Subsidiaries and not created in contemplation of such acquisition;

         (h) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by SECTION 5.6 or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor;

         (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by SECTION 5.6;

         (j) Liens (other than any Lien imposed by ERISA or the IRC in connection with a Plan) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

         (k) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (l) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any Subsidiary; and

         (m) any Lien renewing, extending or refunding any Lien permitted by subdivisions (a) through (g) of this SECTION 5.4, PROVIDED that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to other property, and PROVIDED FURTHER that each such Lien shall at all times be confined solely to the item or items of property subject to the Lien being renewed, extended or refunded.

         Section 5.5 Intentionally Not Used.

         Section 5.6 PAYMENT OF OBLIGATIONS. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, as the same become due and payable, all their respective material obligations and liabilities, including: (a) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like Persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of their respective material assets; and (b) all material lawful taxes, assessments, and governmental charges or levies upon any of their or their respective assets, except if any such obligation or liability is or will be diligently contested in good faith by appropriate proceedings, with appropriate reserves, in accordance with GAAP, being maintained for the accrual of any such obligation or liability.

         Section 5.7 MAINTENANCE OF PROPERTY; INSURANCE.

         (a) The Company will keep, and will cause each of its Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition.

         (b) The Company will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance (including insurance against claims and liabilities arising out of the manufacture, distribution, or servicing of any products) with respect to their respective properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

         Section 5.8 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities. Subject to limitations imposed by law or contract on access to and dissemination of confidential information, the Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Lenders to visit and inspect any of their respective properties, to examine their respective corporate, financial, and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective directors, officers, employees, and independent public accountants, all at such reasonable times and as often as may reasonably be desired, upon reasonable advance notice to the Company.

         Section 5.9 CONDUCT OF BUSINESS; SUBSIDIARIES; LEGAL COMPLIANCE.

         (a) The Company will continue, and will cause each of its Subsidiaries to continue, to engage in the business the Company and its Subsidiaries are engaged in at the Closing Date; and business activities reasonably related to such business; and the Company, will not, and will not permit any of its Subsidiaries to, expand into any other lines of business except as permitted above, whether related or unrelated, and will preserve, renew, and keep in full force and effect, and will, and will cause each of its Subsidiaries to, preserve, renew, and keep in full force and effect, its corporate existence and all material rights, privileges, and franchises necessary or desirable in the customary conduct of business.

         (b) The Company will comply, and will cause each of its Subsidiaries to comply, in all material respects with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder).

         Section 5.10 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Company will not, and will not permit any Subsidiary (other than a Non-US Subsidiary) to, directly or indirectly,

         (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except:

                  (i) a merger or consolidation involving no person other than the Company and/or one or more of its Wholly-Owned Subsidiaries; or

                  (ii) a merger or consolidation involving the Company or a Subsidiary pursuant to which the surviving corporation or partnership is a corporation or partnership organized and existing under the laws of the United States of America or a state thereof, with at least 90% of the fair market value of its assets located and at least 90% of its business (as measured on the basis of revenues) conducted within the United States, in each case as determined in the reasonable judgment of the Board of Directors of the Company, and (x) such corporation or partnership (if other than the Company or such Subsidiary) expressly assumes, through the execution of an instrument of assumption reasonably satisfactory to the Lenders, the obligations of the Company or such Subsidiary as applicable, under this Agreement and under the Notes or the Guaranty, and (y) immediately after giving effect to such transaction (and such assumption) (A) such corporation or partnership could incur at least $1.00 of additional Debt in compliance with SECTION 5.2(j) and (b) no Default exists; or

         (b) sell, issue, convey, transfer, lease or otherwise dispose (including, without limitation, by way of merger, consolidation, or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any capital stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries, or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordinary course of business, except:

                  (i) transfers by any Wholly-Owned Subsidiary of all or substantially all its assets to the Company or another Wholly-Owned Subsidiary;

                  (ii) transfer by the Company or a Subsidiary of all or substantially all its assets (including capital stock of a Subsidiary provided such capital stock constitutes all the capital stock of such Subsidiary) to any corporation into which the Company or such Subsidiary could be consolidated or merged in compliance with subdivision (a) (ii) of this Section, PROVIDED that
(x) each of the conditions set forth in such subdivision (a) (ii) shall have been fulfilled, and (y) no such disposition shall relieve the Company from its obligations under this Agreement or the Notes;

                  (iii) transfers of obsolete inventory and equipment;

                  (iv) during any four fiscal quarter period, transfers of assets having a Fair Market Value in the aggregate of not more than 10% of the consolidated assets of the Company shown on the balance sheet of the Company as of the end of the fiscal quarter ending at least 45 days prior to (1) the commencement of such four fiscal quarter period or, if less, (2) the date of such asset sale;

                  (v) transfers pursuant to which the gross proceeds received by the Company and its Subsidiaries is less than $250,000 in the aggregate;

                  (vi) transfers of (i) assets (other than capital stock of any Subsidiary) or (ii) all (but not less than all) of the capital stock of a Subsidiary, if (x) at least 85% of the consideration is in the form of immediately available funds consisting of United States Dollars or Cash Equivalents, (y) such consideration is at least equal to the Fair Market Value of the shares or assets to be sold and (z) the Excess Sale Proceeds therefrom, if any, shall be applied to the prepayment of the Notes to the extent required pursuant to SECTION 2.7(a); and

                  (vii) the sale and leaseback by the Company of the facility located at 1100 International Parkway, Sunrise, FL.

         Section 5.11 RESTRICTED PAYMENTS. The Company will not declare or make, or permit any of its Subsidiaries to declare or make, any Restricted Payment, except that: (a) Subsidiaries may pay dividends to the Company; (b) the Company or its Subsidiaries may purchase the capital stock of any Subsidiary of the Company or make capital contributions to a Wholly-Owned Subsidiary of the Company; and (c) so long as no Default has occurred and is continuing or would result from any such payment; payments in an aggregate amount during any fiscal year not exceeding 50% of the Consolidated Net Income of the Company and its Subsidiaries for the preceding fiscal year.

         Section 5.12 LIMITATIONS ON INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, make or acquire any Investment in any Person other than Permitted Investments.

         Section 5.13 FISCAL YEAR; ACCOUNTING PRACTICES. The Company will not change its fiscal year from that in effect on the date of this Agreement.

         Section 5.14 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, effect any transaction with any Affiliate on a basis less favorable to the Company or such Subsidiary than would be the case if such transaction had been effected with a Person not an Affiliate.

         Section 5.15 CAPITAL EXPENDITURES. Consolidated Capital Expenditures shall not exceed (a) $11,800,000, in the 2000 fiscal year, (b) $5,900,000 in any fiscal year after the 2000 fiscal year, unless the AVS Transaction shall have occurred, and (c) $9,400,000 in any fiscal year after the 2000 fiscal year on or before which the AVS Transaction shall have occurred.

         Section 5.16 USE OF PROCEEDS. The proceeds of the Notes shall be used
(a) to repay the Equitable Subordinated Debt in full, (b) to pay down Senior Debt, and (c) to pay fees and expenses in connection with this Agreement. None of such proceeds will be used in violation of any applicable law or regulation, and no use of such proceeds for general corporate purposes will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any "margin stock" within the meaning of the Margin Regulations.

         Section 5.17 NOTE PURCHASE PROHIBITION. The Company will not, and will not permit any of its Affiliates to, directly or indirectly acquire any Note, by purchase or otherwise, except (a) by way of payment or prepayment thereof by the Company in accordance with the provisions of the Notes and of this Agreement or
(b) pursuant to an offer to purchase made by any such Affiliate to all holders of the Notes and which complies with the following conditions: (i) such offer shall require such Affiliate to purchase Notes on the same terms and conditions, pro rata among all Notes tendered, and (ii) such purchase shall not be made, directly or indirectly, in connection with and in anticipation of or in consideration of any waiver or amendment of any provision of this Agreement or any Loan Document. Promptly and in any event within five Business Days after each such purchase of Notes, the Company will furnish each holder of the Notes with a certificate of the Company's chief financial officer describing such purchase (including the aggregate principal amount of Notes so purchased and the purchase price therefor) and certifying that such purchase was made in compliance with the requirements of this Section.

         Section 5.18 SENIOR DEBT. The Company will not, and will not permit any of its Subsidiaries to, (a) permit any of the officers or shareholders of the Company to Guarantee any Senior Debt, except for Guarantees required by the Senior Credit Agreement as in effect on the Closing Date and Guarantees arising out of the joint and several nature of the obligations of the Company and its Subsidiaries under the Senior Credit Agreement, or (b) agree to any modification to or amendment of, or consent to or obtain any waiver or forbearance with respect to, any Senior Debt if the effect thereof is to (i) change the maturity or amortization schedule of any term loan portion of any Senior Debt, (ii) increase the interest rate by more than 1.5% or other compensation payable to any holder of such Senior Debt with respect thereto except for additional fees which are reasonable under the circumstances, or (iii) change the events of default or financial covenants in a manner which is materially more burdensome on the Company or the Lenders than those contained in the Senior Credit Agreement as in effect on the Closing Date.

         Section 5.19 GUARANTORS. The Company shall cause (a) each of the Company's Subsidiaries, other than the Excluded Subsidiaries, and each Trust on the Closing Date to, become a signatory to the Guaranty as a Guarantor on the Closing Date and (b) each Person which becomes a Subsidiary of the Company after the Closing Date or any Trust created after the Closing Date to become a signatory to the Guaranty as a Guarantor at the time such Person becomes a such a Subsidiary.

         Section 5.20 JUNIOR SUBORDINATED DEBT. The Company will not, and will not permit any of its Subsidiaries or other Affiliates to, make any payment of principal, interest, or any other amount in respect of any Debt subordinated to any of the Obligations other than expressly in compliance with the terms of any permitted subordinated Debt, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any Indebtedness subordinated to any of the Obligations or allow any such Debt to cease being subordinated to the Obligations, or amend, waive, terminate or modify any of the subordination provisions thereof.

         Section 5.21 TRANSACTIONS WITH AVIATION SALES COMPANY. Without the prior written consent of the Lender Representative, the Company shall not enter into the AVS Transaction.

         Section 5.22 BOARD OBSERVATION. The Company shall (a) provide the Lender Representative with at least the same notice as is given to the Board of Directors of the Company each official meeting of the Board of Directors of the Company and of any action to be taken by written consent of the Company's Board of Directors (together with a copy of the proposed form of such consent and any accompanying materials delivered to the members of the Board of Directors), and
(b) in the case of official meetings of the Board of Directors, permit the Lender Representative to attend such meeting, and shall pay the reasonable out-of-pocket costs and expenses of the Lender Representative in connection therewith.

                               ARTICLE VI DEFAULTS

         Section 6.1 DEFAULTS. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Company shall (i) fail to pay when due (whether pursuant to SECTION 2.3, SECTION 2.9, or otherwise), any principal of or premium on any Note, or (ii) fail to pay within five days of the date when due, any interest, fees, or other sums payable hereunder, whether or not any such payment is prohibited by ARTICLE VII hereof or by any other applicable subordination agreement);

         (b) the Company or any other Credit Party shall fail to observe or perform:

                  (i) any covenant contained in SECTIONS 5.2, 5.3, 5.5, 5.10, 5.11, 5.16, 5.18, or 5.21; or

                  (ii) any covenant contained in SECTIONS 5.1, 5.4, 5.8, 5.12, 5.13, 5.14, 5.15, 5.17, 5.19, or 5.20, and such failure shall continue for 10 Business Days after notice thereof has been given to the Company by any Lender; or

                  (iii) any of its covenants or agreements contained in any Loan Document (other than those covered by CLAUSES (i) and (ii) above) for 30 days after notice thereof has been given to the Company by any Lender;

         (c) any representation, warranty, certification, or statement with respect to the Company or its Subsidiaries, made by or on behalf of the Company or any other Credit Party in any Loan Document, or in any certificate, financial statement or other document delivered pursuant thereto, shall have been, when taken as a whole, incorrect or misleading in any material adverse respect (as to the Company and its Subsidiaries taken as a whole) when made (or deemed made);

         (d) the Company, any of its Subsidiaries, or any other Credit Party shall fail to make any payment (exclusive of payments made into an escrow or court appointed trustee or account pending settlement of a dispute) in respect of Debt (other than under this Agreement) where the individual amount of any such payment is $1,000,000 or more or the aggregate amount of all such payments is $1,000,000 or more, when due within any applicable grace period;

         (e) any event or condition shall occur that (i) results in the acceleration of the maturity of Debt of the Company, any of its Subsidiaries, or any other Credit Party the individual amount of which is $1,000,000 or more or the aggregate amount of which is $1,000,000 or more or of any Senior Debt;

         (f) the Company, any of its Subsidiaries, or any other Credit Party shall commence a voluntary Insolvency Proceeding, or shall consent to an involuntary Insolvency Proceeding, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (g) an involuntary Insolvency Proceeding shall be commenced against the Company, any of its Subsidiaries, or any other Credit Party, and such proceeding shall remain undismissed for 60 days; or an order for relief shall be entered against the Company, any of its Subsidiaries, or any other Credit Party under the Bankruptcy Code;

         (h) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $250,000 which it shall have become liable to pay to the PBGC with respect to an ERISA Plan under Title IV of ERISA; or notice of intent to terminate a ERISA Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any ERISA Material Plan or a proceeding shall be instituted by a fiduciary of any ERISA Material Plan against any member of the ERISA Group to enforce Section 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any ERISA Material Plan must be terminated;

         (i) an Enforceable Judgment for the payment of money in excess of $1,000,000 (net of the portion thereof covered by insurance as to which the insurance carrier has not denied or reserved rights with respect to coverage) shall be rendered against the Company, any of its Subsidiaries, or any other Credit Party which Enforceable Judgment, shall continue unsatisfied and unstayed for a period of 60 days; or

         (j) (i) Any Loan Document shall at any time for any reason cease to be valid, binding, or enforceable in any material respect with respect to any Credit Party, or (ii) any Credit Party shall state in writing that any of the circumstances described in clause (i) above are true;

then, and in any such event, any Lenders in the case of an Event of Default under SECTION 6.1(a), and Lenders holding not less than 67% of the outstanding principal amount of all Notes in all other cases, may, at their option, by notice to the Company: declare all amounts payable with respect to the Notes and all other sums payable by the Company hereunder shall thereupon become, immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notice of any kind, all of which are hereby waived by the Company, PROVIDED that (x) in the case of any of the Events of Default specified in SUBSECTIONS (f) or (g) of this SECTION 6.1, the Commitments shall thereupon terminate and the Notes and all other amounts payable by the Company hereunder shall become immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notice of any kind, all of which are hereby waived by the Company, and (y) payments of principal following acceleration of maturity shall be accompanied by the applicable prepayment premium specified in
SECTION 2.7(b)(ii).

         Section 6.2 RESCISSION OF ACCELERATION. If, at any time after such declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by any Lender:

         (a) the Company has paid to each Lender:

                  (i) All overdue interest on all such Lender's Notes,

                  (ii) the principal of (and prepayment premium, if any, on) any such Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate applicable to such Notes,

                  (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate applicable to such Notes, and

                  (iv) all sums paid or advanced by such Lender hereunder and the reasonable expenses, disbursements and advances of such Lender, its agents and counsel; and

         (b) All Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in SECTION 8.5; THEN such declaration of acceleration shall be rescinded if (x) Lenders holding not less than 67% of the outstanding principal balance of the Notes, by written notice to the Company, elect to rescind such declaration, or (y) (i) the sole Event of Default upon which the acceleration of the maturity of the Notes is based is an acceleration of the maturity of Senior Debt and (ii) all such accelerations of maturity of Senior Debt shall have been rescinded by the holders of such Senior Debt so that no Senior Debt is then due at any accelerated date of maturity and no Senior Debt outstanding at the time of the declaration of acceleration of the maturity thereof has been paid prior to its date of stipulated maturity as in effect at the time of such declaration. No such rescission shall affect any subsequent default or impair any right consequent thereon.

                      ARTICLE VII SUBORDINATION PROVISIONS

         The Company and the Lenders agree for the express benefit of the holders of any Senior Debt, that the Subordinated Obligations shall be subordinate and junior in right of payment to the Senior Debt to the extent herein provided:

         Section 7.1 SUBORDINATION UPON BANKRUPTCY OR INSOLVENCY. In the event of any Insolvency Proceeding with respect to the Company, any Subsidiary of the Company, or any Guarantor (for purposes of this ARTICLE VII, any or all of them, a "Debtor Party") or any of their property, then and in any such event:

         (a) The Senior Debt Holders shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt and in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, to be fully secured by cash collateral, before the Lenders are entitled to receive any payment on account of the Subordinated Obligations;

         (b) Any payment or distribution of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Lenders would be entitled but for the provisions of this ARTICLE VII, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of any Debtor Party being subordinated to the payment of the Notes, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Debt Holders, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid and in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, to be fully secured by cash collateral, after giving effect to any concurrent payment or distribution to the Senior Debt Holders; and

         (c) In the event that, notwithstanding the foregoing provisions of this
Section 7.1, any Lender shall have received such payment or distribution of any kind or character, whether in cash, property or securities, before all Senior Debt is paid in full in cash, then and in such event such payment or distribution shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be immediately paid over or delivered forthwith to the Senior Debt Holders (in the same form as received, with any necessary endorsement) to the extent necessary to make payment in full (or, in the case of non-cash property or securities, to be held as collateral for such payment in full in cash) of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full in cash and in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, to be fully secured by cash collateral, after giving effect to any concurrent payment or distribution to the Senior Debt Holders. In the event that any Lender fails to provide any necessary endorsement as contemplated above, the Senior Debt Holders are hereby irrevocably authorized to appropriately make the same.

The Company shall give prompt notice to the Lenders and to the Senior Debt Representative of the occurrence of any of the events referred to in SECTION
7.1. Each Lender irrevocably authorizes and empowers the Senior Debt Representative in any proceedings under any federal or state bankruptcy or insolvency law, or any other reorganization, dissolution or liquidation proceedings of any Debtor Party to file a proof of claim on behalf of such Lender with respect to the Notes and the other amounts owing hereunder if such Lender fails to file proof of its claims prior to 14 days before the expiration of the time period during which such proof must be filed. Neither this SECTION 7.1, nor any other provisions hereof, shall be construed to give the Senior Debt Holders any right to vote any Subordinated Obligations, or any related claim, or any portion of such claim, whether in connection with any resolution, arrangement, plan of reorganization, compromise, settlement, election of trustees or otherwise.

         Section 7.2 SUBORDINATION UPON DEFAULT OR ACCELERATION OF Senior Debt.

         (a) PAYMENT BLOCKAGE

                  (i) In the event of any Event of Default (as defined in the Senior Credit Agreement) in the payment of principal of or premium or interest on, or any other amount owing with respect to, any Senior Debt, whether at maturity, by acceleration or otherwise ("Payment Default") or (b) in the event that any Event of Default (as defined in the Senior Credit Agreement) (other than an event described in clause (a)) (a "Non-Payment Default") with respect to any Senior Debt shall have occurred and be continuing, permitting the holder of such Senior Debt to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment or distribution of any kind or character whether in cash, property or securities shall be made by any Debtor Party or any other Person on account of the Subordinated Obligations, and no such payment or distribution shall be accepted by any Lender, directly or indirectly, by set-off or otherwise (x) in the case of any Payment Default from the date the Lender Representative first received a written notice from the Senior Debt Representative of such Payment Default until the earlier of (1) the date upon which the Senior Debt shall be paid in full in cash or in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, shall be fully secured by cash collateral or (2) the date, if any, on which such Payment Default is cured or waived in writing by the Senior Debt Holders or (y) in the case of any Non-Payment Default, from the date the Lender Representative first received a written notice from the Senior Debt Representative of such Non-Payment Default and that the Senior Debt Representative intends that a Payment Blockage Period (as defined hereinafter) is to commence until the earliest of (1) 180 days after such date,
(2) the date on which the Senior Debt shall be paid in full in cash or in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, shall be fully secured by cash collateral or (3) the date, if any, on which such Non-Payment Default is cured or waived by the Senior Debt Holders or that the provisions of this paragraph have been waived by the Senior Debt Holders (any such period described in clauses (x) or (y) shall be referred to as a "Payment Blockage Period"), PROVIDED that: (1) during any consecutive 12-month period, no more than two Payment Blockage Periods relating to any Non-Payment Default may be commenced, (2) no Payment Blockage Periods relating to any Non-Payment Default, singly or in the aggregate, may be in effect for more than 180 days during any consecutive 12-month period, and (3) during the entire term of this Agreement, no more than an aggregate of five Payment Blockage Periods with respect to Non-Payment Defaults may be commenced.

                  (ii) Any notice commencing a Payment Blockage Period given by the Senior Debt Representative to the Company or the Lender Representative pursuant to this SECTION 7.2 shall specify in reasonable detail the default which is continuing and the basis upon which such notice is being given and shall state that no amounts shall be payable by any Debtor Party or any other Person in respect of the Subordinated Obligations in accordance with this
SECTION 7.2. The Company, forthwith upon receipt of any such notice, shall send copies thereof to the Lenders.

                  (iii) In the event that, notwithstanding the foregoing, any Debtor Party or any other Person shall make any payment or distribution of any kind or character, whether in cash, property or securities to any Lender prohibited by the foregoing provisions of this SECTION 7.2, or any Lender shall accept the same, then and in such event such payment or distribution shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be immediately paid over and delivered forthwith to the Senior Debt Holders (in the same form as received, with any necessary endorsement) to the extent necessary to make payment in full (or, in the case of non-cash property or securities, to be held as collateral for such payment in full in cash) of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full or in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, shall be fully secured by cash collateral, after giving effect to any concurrent payment or distribution to the Senior Debt Holders. In the event that any Lender fails to provide any necessary endorsement as contemplated above, the Senior Debt Holders are hereby irrevocably authorized to appropriately make the same.

         (b) LIMITATION ON ACTION. During any Payment Blockage Period, no holder of Subordinated Obligations shall take any Action, PROVIDED that

                  (i) the foregoing limitation on taking any Action shall not be applicable during any Insolvency Proceeding, in which case SECTION 7.1 shall apply;

                  (ii) the foregoing limitation on taking any Action shall terminate on the earlier of (A) 180 days after the date of commencement of such Payment Blockage Period, (B) the date on which the Senior Debt shall be paid in full in cash or in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, shall be fully secured by cash collateral or (C) the date, if any, on which the Default giving rise to the Payment Blockage

Period is cured or waived by the Senior Debt Holders, or that the provisions of this paragraph have been waived by the Senior Debt Holders;

                  (iii) during any consecutive 12 month period, (A) no more than two limitations on taking Actions set forth in this SECTION 7.2(b) may be commenced, and (B) no limitations shall, singly or in the aggregate, be in effect for more than 180 days during any such consecutive 12-month period, in each case whether as a result of a Payment Default or a Non-Payment Default; and

                  (iv) the limitation on taking Actions set forth in this
SECTION 7.2(b) shall not become effective on more than an aggregate of five occasions during the period from the date hereof to and including the date the Notes have been paid in full.

         Section 7.3 LENDERS' RIGHTS AND REMEDIES.

         (a) Subject to the rights, if any, of the Senior Debt Holders (a) in any case or proceeding of any Debtor Party referred to in SECTION 7.1, to receive, pursuant to and in accordance with such section, cash, property or securities otherwise payable or deliverable to any Lender, (b) under the conditions specified in SECTION 7.2(a), to prevent the making or acceptance of any payment or distribution, and (c) under the conditions specified in SECTION 7.2(b), to prevent the taking of any Action, nothing contained in this ARTICLE VII or elsewhere in this Agreement or in the Notes shall affect the obligation of any Debtor Party to make, or prevent any Debtor Party from making, payments at any time of principal of or interest or premium, if any, on the Notes or any fees or other amounts payable by any Debtor Party under this Agreement or, prevent the Lenders from exercising all remedies otherwise permitted by this Agreement, the Notes or applicable law upon default under this Agreement or the Notes.

         (b) With respect to the Senior Debt, the Lenders undertake to perform only such obligations on the part of the Lenders as are specifically set forth in this ARTICLE VII, and no implied covenants or obligations with respect to the Senior Debt Holders shall be read into this ARTICLE VII against the Lenders.

         Section 7.4 PREPAYMENTS.

         (a) The Lenders agree, with and for the benefit of the Senior Debt Holders but not with or for the benefit of any Debtor Party, that until all Senior Debt has been paid in full in cash or in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, shall be fully secured by cash collateral, they will not accept any prepayment, whether optional or mandatory, whether under SECTION 2.7 or otherwise (other than in connection with an acceleration of the Subordinated Obligations, in which case the provisions of SECTION 7.1 and SECTION 7.2 shall apply) of the Subordinated Obligations in whole or in part from any Debtor Party without the express prior written consent of the Senior Debt Holders. If, notwithstanding the foregoing, any prepayment is accepted by any Lender, directly or indirectly, by set-off or otherwise, then and in such event such payment shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be immediately paid over and delivered forthwith to the Senior Debt Holders (in the same form received, with any necessary endorsement) to the extent necessary to make payment in full (or, in the case on non-cash property or securities, to be held as collateral for such payment in full in cash) of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full in cash or in the case of

Senior Debt in respect of letters of credit to the extent they have not been drawn upon, shall be fully secured by cash collateral, after giving effect to any concurrent payment or distribution to the Senior Debt Holders. In the event that any Lender fails to provide any necessary endorsement as contemplated above, the Senior Debt Holders are hereby irrevocably authorized to appropriately make the same. Each Debtor Party acknowledges and agrees that any cash or other property which is turned over to the Senior Debt Holders pursuant to this SECTION 7.4 shall not be deemed to have been received on account of the Subordinated Obligations.

         (b) Subject to SECTION 7.1 and 7.2(b), Lenders shall not take any Action as a result of any Default unless 10 Business Days prior written notice of such Default and Lenders' intention to take Action has been given by or on behalf of the Lenders to the Senior Debt Representative.

         Section 7.5 SUBROGATION TO RIGHTS OF SENIOR DEBT HOLDERS. Subject to the payment in full in cash of all Senior Debt or in the case of Senior Debt in respect of letters of credit to the extent they have not been drawn upon, fully secured by cash collateral, the Lenders shall be subrogated to the rights of the Senior Debt Holders to receive payments and distributions of cash, property or securities applicable to the Senior Debt until the principal of and interest and premium, if any, on the Notes and any fees or other amounts payable by any Debtor Party under this Agreement shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Debt Holders of any cash, property or securities to which the Lenders would be entitled except for the provisions of this ARTICLE VII, and no payments over pursuant to the provisions of this ARTICLE VII to the Senior Debt Holders by any of the Lenders, as among the Debtor Parties, their creditors other than the Senior Debt Holders, and the Lenders, be deemed to be a payment or distribution by any Debtor Party to or on account of the Senior Debt. The provisions of this SECTION 7.5 shall survive the termination of this Agreement.

         Section 7.6 NO WAIVER OF SUBORDINATION PROVISIONS.

         (a) No right of any present or future Senior Debt Holder to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by any Debtor Party with the terms, provisions and covenants of this Agreement or the Notes, regardless of any knowledge thereof any such Senior Debt Holder may have or be otherwise charged with.

         (b) Without in any way limiting the generality of the foregoing paragraph, the Senior Debt Holders may, at any time and from time to time, without the consent of or notice to the Lenders, without incurring responsibility to the Lenders, and without impairing or releasing the subordination in this ARTICLE VII or the obligations hereunder of the Lenders to the Senior Debt Holders, enter into any new agreement with respect to Senior Debt, change the manner, place or terms of payment or extend the time of payment of, or renew, amend, modify, or alter any Senior Debt or any instrument evidencing the same or any instrument evidencing, governing, creating, guaranteeing or securing any Senior Debt (including the Senior Credit Agreement or any of the other Senior Debt Documents); PROVIDED that no such act or omission shall (i) increase the amount of Senior Debt (except as provided in the definition of Senior Debt or in SECTION 5.3) or materially modify the amortization schedule of any term loan portion thereof, (ii) amend the provisions relating to the interest rate payable thereon so as to increase or change the method of calculation of such interest rate (except that any fixed rate of interest or the applicable margin over any variable rate may be increased by a maximum of 1.5%), (iii) extend the final maturity of any term portion of such indebtedness or (iv) add or change any event of default or financial covenant if such addition or change would make such event of default or covenant materially more restrictive. Subject to the foregoing, all rights and interests under this Article VII of the Senior Debt Holders and all agreements and obligations of the Company and its Subsidiaries under this Article VII shall remain in full force and effect irrespective of:
(x) any release, exchange, or non-perfection of any collateral, or any release or amendment or waiver of, or consent to departure from any guaranty, for all or any of the Senior Debt; (y) any release of any "Borrower," "Subsidiary Guarantor," or other "Obligor" (as such terms are respectively defined in the Senior Credit Agreement), or (z) any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Company.

         (c) The provisions of this ARTICLE VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Debt Holders upon any Insolvency Proceeding with respect to the Company or otherwise, all as though such payment had not been made. Except to the extent such notice is expressly provided pursuant to the provisions of this ARTICLE VII, the Lenders waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt and this ARTICLE VII and any requirement that the Senior Debt Holders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person, entity or collateral.

         (d) No failure on the part of any Senior Debt Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other right or further exercise thereof or the exercise of any other right.

         Section 7.7 NOTICES AND PAYMENTS TO REPRESENTATIVES. Whenever a payment or distribution is to be made or delivered, or a notice given, to or by the Senior Debt Representative, such payment or distribution shall be made, and such notice shall be given to or by the Senior Debt Representative, and the Lenders shall be fully protected in so making such payment or giving such notice and shall not be liable to any other holder of Senior Debt in doing so. Whenever a notice is to be given to or by the Lender Representative, and such notice shall be given to or by the Lender Representative, and the Senior Debt Holders shall be fully protected in so giving such notice.

         Section 7.8 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution referred to in this ARTICLE VII, each of the Lenders shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which any Insolvency Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Lenders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of any Debtor Party, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE VII.

         Section 7.9 PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE. No Lenders shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to them, unless and until the Lender Representative shall have received a written notice at its address specified on the signature page (or such other address which shall have been given in writing to the Senior Debt Representative and the Company) from the Company or from the Senior Debt Representative; and prior to the receipt of any such written notice by the Lender Representative, a Lender shall be entitled to assume conclusively that no such facts exist.

         Section 7.10 INFORMATION AS TO SUBORDINATION. No Debtor Party or its agent shall publish or give to any creditor or prospective creditor of any Debtor Party any copy, statement or summary (or acquiescent in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the Lenders without also stating, or causing to be stated (in a conspicuous manner in the case of any document), that such subordination is solely for the benefit of the Senior Debt Holders and not for the benefit of any other creditor of any Debtor Party.

         Section 7.11 EFFECT OF FAILURE TO PAY NOTES. The failure to make a payment on account of principal of or interest or premium, if any, on any Note by reason of any provision of this ARTICLE VII will not be construed as preventing the occurrence of a Default under this Agreement or, except as expressly provided in SECTION 7.2 hereof, impair the right of any Lender to declare the Notes immediately due and payable upon the occurrence thereof.

         Section 7.12 SPECIFIC PERFORMANCE. The parties herein acknowledge that legal remedies may be inadequate and therefore the Senior Debt Holders are hereby authorized to demand specific performance of the provisions of this
ARTICLE VII, whether or not the Debtor Parties shall have complied with any of the provisions of this ARTICLE VII applicable thereto, at any time when the Debtor Parties or any Lender shall have failed to comply with any provision hereof. Each Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

         Section 7.13 SECURITY INTERESTS AND LIENS. Each Lender agrees with and for the benefit of the Senior Debt Holders, but not with or for the benefit of the Debtor Parties, that until the Senior Debt is paid in full in cash or, in the case of Senior Debt in respect of letters of credit to extent they have not been drawn upon, fully secured by cash collateral, they will not take any action to obtain, or accept without the express prior written consent of the Senior Debt Holders, any security interest or lien upon any assets of the Debtor Parties. If, notwithstanding the foregoing, any Lender acquires any such security interest or lien, whether by operation of law or otherwise, all such security interests and liens shall be, and hereby are, subordinated to the security interests and liens of the Senior Debt Holders upon such assets, regardless of the date, manner or order or perfection of any such security interests or liens. Moreover, to the extent that any Lender acquires any such security interest or lien, whether by operation of law or otherwise, (a) each Lender agrees that until the Senior Debt is paid in full in cash or, in the case of Senior Debt in respect of letters of credit to extent they have not been drawn upon, fully secured by cash collateral, no Lender will take possession of any assets subject to any such security interest or lien, (b) no Lender will foreclose upon any such assets, whether by judicial action or otherwise and (c) each Lender will, upon the request of the Senior Debt Representative, execute and deliver such documents, and take such further action, as shall be necessary to release any such security interest or lien. Each Lender hereby waives any rights it might have under applicable law to assert the doctrine of marshaling or otherwise to require the Senior Debt Holders to marshal any assets of any Debtor Party for the benefit of any Lender.

         Section 7.14 LEGEND. Until the Senior Debt shall have been paid in full in cash, any and all Notes or other instruments evidencing the Subordinated Obligations which are issued pursuant to this Agreement shall contain the following legend which shall be exhibited prominently thereon:

                  "THIS NOTE IS SUBORDINATED AND SUBJECT TO THE PRIOR PAYMENT IN FULL OF THE COMPANY'S SENIOR DEBT. THE HOLDER OF THIS NOTE BY THE ACCEPTANCE HEREOF COVENANTS AND AGREES THAT ALL PAYMENTS OF PRINCIPAL AND INTEREST AND ALL OTHER AMOUNTS OWING WITH RESPECT TO THIS NOTE SHALL BE SUBORDINATED IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE VII OF THE SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF NOVEMBER 13, 2000, AND THE HOLDER ACCEPTS AND AGREES TO BE BOUND BY SUCH PROVISION."

         Section 7.15 RELIANCE. The Lenders acknowledge and agree that the provisions of this ARTICLE VII are, and are intended to be, an inducement and a consideration to each Senior Debt Holder, whether the Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and/or continue to hold such Senior Debt and such Senior Debt Holder shall be deemed conclusively to have been a third party beneficiary of, and to have relied on, the provisions of this ARTICLE VII in acquiring and/or continuing to hold such Senior Debt.

         Section 7.16 AMENDMENTS. Until the Senior Debt has been paid in full in cash, none of the Debtor Parties or any Lender may enter into written amendments, supplements or modifications to the provisions of this ARTICLE VII or SECTION 5.3(e) or SECTION 5.18 (or any defined term to the extent applicable to this ARTICLE VII or SECTION 5.3(e) or SECTION 5.18) without the express prior written consent of the Senior Debt Holders. The Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Lenders may specify in such instrument, any of the requirements of this ARTICLE VII, provided, that until the Senior Debt has been paid in full in cash or, in the case of Senior Debt in respect of letters of credit to extent they have not been drawn upon, fully secured by cash collateral, no such waiver shall be executed and delivered without the express prior written consent of the Senior Debt Holders. Notwithstanding the foregoing, the consent of any Debtor Party shall not be required for any amendment, supplement, modification or waiver of
SECTION 7.4 or SECTION 7.13 or of the following sentence. The Debtor Parties and each Lender agree with and for the benefit of the Senior Debt Holders, they will not, without the written consent of the Senior Debt Holders, directly or indirectly, agree to the amendment, supplement or modification of any term of provision of this Agreement or the Notes if the effect of any such amendment, supplement or modification, directly or indirectly, is to (a) increase the rates of interest on the Notes hereunder or change the method of calculation thereof or (b) shorten the final maturity or change the amortization schedule of the Notes or (c) add or change any Event of Default or add or change any covenant if such addition or change would make such Event of Default or covenant more restrictive or increase the premiums payable hereunder in connection with a prepayment of the Notes or impose any additional fees which are not reasonable under the circumstances.

         Section 7.17 GUARANTIES. Each Lender acknowledges and agrees that the Guaranty shall be subject to the subordination provisions of this ARTICLE VII.

                           ARTICLE VIII MISCELLANEOUS

         Section 8.1 NOTICES. All notices, requests, and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address or telefacsimile number set forth on the signature pages hereof or such other address or telefacsimile number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective when received.

         Section 8.2 NO WAIVERS; RIGHTS AND REMEDIES CUMULATIVE. No failure or delay by any Lender in exercising any right, power, or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 8.3 EXPENSES; INDEMNIFICATION.

         (a) The Company shall pay: (i) all reasonable out-of-pocket expenses of each Lender, including fees and disbursements of counsel (including allocated costs for in-house legal services) in connection with the negotiation, preparation, and administration of the Loan Documents, inspections, visitation, and directors' meetings, any waiver, forbearance, or consent thereunder, or any amendment thereof or any Default or alleged Default thereunder, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Lenders, including reasonable fees and disbursements of counsel (including allocated costs for in-house legal services), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom or in connection with any refinancing or restructuring of the Obligations in the nature of a "workout."

         (b) The Company shall indemnify each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs, and expenses of any kind (including the reasonable fees and disbursements of counsel for such Lender (including allocated costs for in-house legal services)) in connection with, or arising out of or attributable to: (i) any investigative, administrative, or judicial proceeding (including pre-trial discovery), whether or not the Lender shall be designated a party thereto, which may be incurred by such Lender, directly or indirectly relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Notes hereunder; or (ii) the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about the Company's or any of its Subsidiaries operations or property or property leased by the Company or any of its Subsidiaries of any material, substance or waste which is or becomes designated as hazardous or toxic under any Environmental Law; PROVIDED that no Lender shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

         Section 8.4 SHARING OF RECOVERIES. Each Lender agrees that if it shall, by exercising any right of set-off, counterclaim, security interest, or otherwise, receive payment of a proportion of the aggregate amount of principal, prepayment premium, and interest due with respect to any Notes held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, prepayment premium, and interest due with respect to the Notes held by such other Lenders, the Lenders receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by all Lenders shall be shared by the Lenders pro rata; PROVIDED that if all or any portion of such payment is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, and nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than the Obligations.

         Section 8.5 AMENDMENTS AND WAIVERS. Any provision of this Agreement and the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders, whereupon such amendment or waiver shall be binding on the Company and all the Lenders; PROVIDED that no such amendment or waiver shall, unless consented to by all Lenders, (i) increase the Commitment of any Lender, (ii) reduce the principal of, prepayment premiums on, or rate of interest on any Note or any fees hereunder, (iii) postpone the date fixed for any payment of principal of, prepayment premiums on, or interest on any Note or any fees hereunder or impair or affect the right of any Lender to institute suit for enforcement of any such payment, (iv) change the provisions of ARTICLE VII in a manner which would adversely affect any Lender, or (v) change the definition of "Required Lenders" or otherwise change the number of the Lenders which shall be required for the Lenders or any of them to take any action under this Section or any other provision of the Loan Documents.

         Section 8.6 SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except (i) that the Company may not assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the consent of all Lenders.

         (b) Any Lender may at any time sell to one or more Eligible Assignees (each an "Assignee") all, or part of (or a proportionate participating interest in) such Lender's rights under the Loan Documents.

         (c) Any Lender which is an investment limited partnership may make an in kind distribution of its Notes and Warrants to its general and limited partners to the extent required by its partnership agreement or applicable law in connection with a dissolution of the limited partnership and a distribution of its assets.

         (d) The Company authorizes each Lender to disclose to any Assignee and any prospective Assignee that is an Eligible Assignee, any and all financial information in such Lender's possession concerning the Credit Parties which has been delivered to such Lender, by the Company or any other Credit Party pursuant to this Agreement or which has been delivered

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to such Lender by the Company or any other Credit Party in connection with such
Lender's credit evaluation prior to entering into this Agreement, PROVIDED that such Assignee or prospective Assignee has first agreed to be bound by the provisions of SECTION 8.10.

         Section 8.7 OBLIGATIONS OF LENDERS ARE SEVERAL. The obligations of each Lender under this Agreement are several. No Lender shall be liable for the failure of any other Lender to perform its obligations under this Agreement.

         Section 8.8 GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF TRIAL BY JURY.

         (a) GOVERNING LAW. THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH THEREIN) AND THE RIGHTS OF THE PARTIES HERETO AND THERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES THEREOF.

         (b) JURISDICTION AND VENUE. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK, OR, AT THE SOLE OPTION OF REQUIRED LENDERS, IN ANY OTHER COURT IN WHICH THE REQUIRED LENDERS SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SUBSECTION (b) AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK, SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE OTHER LOAN DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE COMPANY MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 8.1.

         (c) WAIVER OF TRIAL BY JURY. THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE PARTIES TO

THIS AGREEMENT AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SUBSECTION (c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF THE RIGHT TO TRIAL BY JURY.

         Section 8.9 COUNTERPARTS; TELEFACSIMILE SIGNATURES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, PROVIDED that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

         Section 8.10 CONFIDENTIALITY. Each Lender agrees to keep confidential any financial information relating to the Company delivered hereunder (the "Information"); PROVIDED that nothing herein shall prevent any Lender from disclosing such Information: (i) to any other Lender, (ii) to any Affiliate of any Lender or any Eligible Assignee that is an actual or potential transferee of any Lender's rights or obligations hereunder, that agrees to be bound by this Section, (iii) upon order, subpoena, or other process of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an affiliate of any such party, (vii) in connection with the exercise of any remedy, or the resolution of any dispute, hereunder or under any other Loan Document, (viii) to the legal counsel or certified public accountants for any Lender, or (ix) as otherwise expressly contemplated by this Agreement. Each Lender expressly understands and acknowledges (i) that the Information may constitute material, non-public information regarding the Company, (ii) that the Company is subject to the Exchange Act, (iii) that Federal and state securities laws prohibit a Person in possession of material non-public information regarding a publicly-held issuer from, among other things, trading in the securities of such issuer, and (iv) such laws provide strict penalties for the violation thereof. Each lender agrees that neither it, or anyone acting on its behalf, will, directly or indirectly, trade in Company securities in violation of any such Federal or state securities laws

         Section 8.11 ENTIRE AGREEMENT. This Agreement and the other Loan
Documents: (a) integrate all the terms and conditions set forth in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior writings with respect to the subject matter hereof; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Loan Documents and as the complete and exclusive statement of the terms agreed to by the parties.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first written above.

THE COMPANY:                       KELLSTROM INDUSTRIES, INC., a Delaware
                                   corporation


                                   By  /s/ Zivi R. Nedivi
                                     -----------------------------------------
                                   Name:  Zivi R. Nedivi
                                   Title: President and Chief Executive Officer

                                   Address for Notices:

                                   Attn:  Oscar Torres
                                   1100 International Parkway
                                   Sunrise, Florida  33323

                                   Telephone:  954.845.0427
                                   Facsimile:  954.858.2449

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

THE LENDERS:                       KEY PRINCIPAL PARTNERS, L.L.C.


                                   By  /s/ Tim Pfay
                                     ------------------------------
                                   Title: Partner
                                         --------------------------

                                   Address for Notices:

                                   Attn: Timothy P. Fay
                                   800 Superior Avenue, 8th Floor
                                   Cleveland, Ohio 44114

                                   Telephone:  216.828.8127
                                   Facsimile:  216.828.8135

                                   Commitment: $30,000,000


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